SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [   ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                                SYSCO CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                       N/A
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                                 [COMPANY LOGO]

                                SYSCO CORPORATION
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held November 7, 2003


To the Stockholders of Sysco Corporation:

     The Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation, will be held on Friday, November 7, 2003 at 10:00 a.m. at The Omni Houston Hotel located at Four Riverway, Houston, Texas 77056, for the following purposes:

     1.   To elect five directors;

     2.   To  approve  the  adoption  of  an   amendment  to  SYSCO's   Restated
          Certificate of Incorporation to increase the number of shares of common stock that SYSCO will have the authority to issue to two billion (2,000,000,000);

     3.   To approve the 2003 Stock Incentive Plan;

     4.   To consider one shareholder proposal; and

     5. To transact any other business as may properly be brought before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on September 9, 2003 will be entitled to receive notice of and to vote at the Annual Meeting. You may inspect a list of stockholders of record at the company's offices during regular business hours during the 10-day period before the Annual Meeting. You may also inspect this list at the Annual Meeting.

     We hope you will be able to attend the Annual Meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or by returning the enclosed proxy card in order that your vote may be cast at the Annual Meeting.

                                        By Order of the Board of Directors



                                        Richard J. Schnieders
                                        Chairman of the Board and
                                          Chief Executive Officer


September 26, 2003

                                SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                            HOUSTON, TEXAS 77077-2099

                                 PROXY STATEMENT

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                                              September 26, 2003

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our Annual Meeting will be held on Friday, November 7, 2003, at 10:00 a.m. at The Omni Houston Hotel located at Four Riverway, Houston, Texas 77056.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We began mailing these proxy materials to stockholders on or about September 26, 2003.

WHO CAN VOTE

     You can vote at the Annual Meeting if you owned shares at the close of business on September 9, 2003. You are entitled to one vote for each share you owned on that date on each matter presented at the Annual Meeting.

     On September 9, 2003, there were 648,520,955 shares of common stock outstanding. We do not know of any person or group who owned more than 5% of our common stock as of this date. All of our directors, director nominees and executive officers (26 persons) owned an aggregate of 3,067,870 shares, which was less than 1% of our outstanding stock as of September 9, 2003. We expect that these individuals will vote their shares in favor of electing the five nominees named below, for amending SYSCO's Restated Certificate of Incorporation, for approving the 2003 Stock Incentive Plan, and against the shareholder proposal.

HOW TO VOTE

     You may vote your shares as follows:

     o    in person at the Annual Meeting;

     o    by telephone (see the enclosed proxy card for instructions);

     o    by Internet (see the enclosed proxy card for instructions); or

     o    by mail by signing, dating and mailing the enclosed proxy card.

     If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director, and whether your shares should be voted for or against the amendment to SYSCO's Restated Certificate of Incorporation, for or against the 2003 Stock Incentive Plan and for or against the shareholder proposal.

     If you sign and return your proxy card without indicating your voting instructions, your shares will be voted FOR the election of the five nominees for director, FOR the amendment to SYSCO's Restated Certificate of Incorporation, FOR the 2003 Stock Incentive Plan, and AGAINST the shareholder proposal.



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

     If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

HOW TO REVOKE OR CHANGE YOUR VOTE

     You may revoke or change your proxy at any time before it is exercised by:

     o delivering written notice of revocation to SYSCO's Corporate Secretary in time for him to receive it before the Annual Meeting;

     o    voting again by telephone, Internet or mail; or

     o    voting in person at the Annual Meeting.

     The last vote that we receive from you will be the vote that is counted.

QUORUM REQUIREMENT

     A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

VOTES NECESSARY FOR ACTION TO BE TAKEN

     Five directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the four nominees in Class II and the nominee in Class III with the most votes will be elected. The affirmative vote of a majority of all shares outstanding is required to approve the amendment to SYSCO's Restated Certificate of Incorporation and the affirmative vote of a majority of all of the votes cast is required to approve the 2003 Stock Incentive Plan and the shareholder proposal. Abstentions will have no effect on the election of directors, but will be counted as votes "against" the other proposals. Broker non-votes will be counted as votes against the proposal to amend the Restated Certificate of Incorporation and will have no effect on the election of directors or on any other proposal.

WHO WILL COUNT VOTES

     We will select one or more Inspectors of Election who will determine the number of shares of voting stock outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not proxies are valid and effective.

     The Inspectors of Election will determine any challenges and questions arising in connection with the right to vote and will count all votes cast for and against and any abstentions with respect to all proposals and will determine the results of each vote.

COST OF PROXY SOLICITATION

     We will pay the cost of solicitation of proxies including preparing, printing and mailing this proxy statement. We will authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of proxy materials and will reimburse them for their costs in sending the materials.



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

     We have retained MacKenzie Partners, Inc. to help us solicit proxies from these entities and certain individual stockholders, in writing or by telephone, at an estimated fee of $[10,000] plus reimbursement for their expenses.

RECEIVING PROXY MATERIALS ON THE INTERNET

     Registered stockholders may sign up on the Internet to receive future proxy materials and other stockholder communications on the Internet instead of by mail. This will reduce our printing and postage costs. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. You can access the Internet site at www.econsent.com/syy for additional information and to sign up. You will be asked to enter the number of your stock account with our transfer agent, EquiServe Trust Company, N.A. That number is shown on dividend checks, on stock certificates and on your proxy card. After you have provided identification and transmitted your e-mail address, the transfer agent will send you an e-mail message confirming your acceptance of electronic stockholder communications.

     When proxy materials for next year's Annual Meeting are ready for distribution, those who have accepted electronic receipt will receive e-mail notice of their Control Numbers and the Internet site for viewing proxy materials and for voting. Acceptance of electronic receipt will remain in effect until it is withdrawn. You can withdraw your consent or change your e-mail address by following the procedures at the above-referenced Internet site.

     Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of SYSCO stock that is held for you by a broker or bank, you should contact that broker or bank to find out whether this service is available to you.

OTHER MATTERS

     We do not know of any other matter that will be presented at the Annual Meeting other than the election of directors and the proposals discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will act on such matter in their best judgment.

ANNUAL REPORT

     A copy of our 2003 Annual Report to Shareholders is being mailed with this proxy statement. We will furnish a copy of our Annual Report on Form 10-K for fiscal 2003, without exhibits and as filed with the SEC, without charge upon your written request if you are a record or beneficial owner of common stock whose proxy we are soliciting in connection with the Annual Meeting. Please address requests for a copy of the Annual Report on Form 10-K to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099. The Annual Report on Form 10-K is also available on our website at www.sysco.com.

                              ELECTION OF DIRECTORS
                          ITEM NO. 1 ON THE PROXY CARD

     The Board of Directors currently consists of 11 members divided into three classes of four, four and three directors, respectively. The directors in each class serve for a three-year term. A different class is elected each year to succeed the directors whose terms are expiring. On December 31, 2002, Mr. Charles H. Cotros retired from the company and resigned from the Board. Effective January 1, 2003, John K. Stubblefield, Jr. was appointed to fill the vacancy created by Mr. Cotros' resignation. In addition, in September 2003, the size of the board was increased to 12 and Joseph A. Hafner, Jr. was nominated to stand for election as a Class III director to fill the vacancy created by such increase. If elected, his term will expire in 2006. As a result of the increase in size, the classes of directors have been reconstituted to consist of four members each. In order to achieve this balance, Mr. Stubblefield, who is


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

currently serving as a Class II director, has been nominated for election for a one-year term as a Class III director, after which he will stand for reelection for a three-year term as a Class III director.

     The Board of Directors has nominated the following four persons for election as directors in Class II to serve for three-year terms or until their successors are elected and qualified:

          o    Jonathan Golden
          o    Joseph A. Hafner, Jr.
          o    Thomas E. Lankford
          o    Richard J. Schnieders

     The Board of Directors has also nominated the following person for election as a director in Class III to serve for a one-year term or until his successor is elected and qualified:

          o    John K. Stubblefield, Jr.

     All of the nominees, other than Mr. Hafner, are currently serving as directors of SYSCO. All of the nominees have consented to serve if elected.
Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will vote for any nominee who is designated by the present Board of Directors to fill the vacancy.

     Set forth below is biographical information for each nominee for election as a director at the 2003 Annual Meeting:

     Jonathan Golden, 66, has served as a director of SYSCO since 1984. Mr. Golden is a partner of Arnall Golden Gregory LLP, counsel to SYSCO. Mr. Golden also serves as a director of PRG-Schultz International, Inc. Mr. Golden is a member of the Executive Committee and Finance Committee.

     Joseph A. Hafner, Jr., 58, is chief executive officer of Riviana Foods, Inc., a position he has held since 1984. He is also a director of Riviana. Upon his election to SYSCO's Board, Mr. Hafner will be appointed as a member of the Audit Committee.

     Thomas E. Lankford, 56, has served as a director of SYSCO since July 2000. Mr. Lankford is President and Chief Operating Officer of SYSCO, a position he has held since January 2003. Mr. Lankford served as Executive Vice President from July 2000 through December 2002 and as President, Foodservice Operations, North America, from January 2002 through December 2002. He served as Executive Vice President of Merchandising and Multi-Unit Sales from 1999 until July 2000 and as Senior Vice President of Operations - Northeast Region from 1995 until 1999. Mr. Lankford served as President of Lankford-Sysco Food Services, LLC from 1981 until 1995. Mr. Lankford is a member of the Executive Committee, Finance Committee and Employee Benefits Committee.

     Richard J. Schnieders, 55, has served as a director of SYSCO since 1997. Mr. Schnieders is Chairman and Chief Executive Officer of SYSCO, a position he has held since January 2003. Mr. Schnieders served as President from July 2000 through December 2002 and as Chief Operating Officer from January 2000 through December 2002. Mr. Schnieders served as Executive Vice President, Foodservice Operations from January 1999 to July 2000 and as Senior Vice President, Merchandising Services and Multi-Unit Sales from 1997 until January 1999. From 1992 until 1997, he served as Senior Vice President, Merchandising Services. From 1988 until 1992, Mr. Schnieders served as President and Chief Executive Officer of Hardin's-Sysco Food Services, LLC. He has been employed by SYSCO since 1982. Mr. Schnieders also serves as a director of Aviall, Inc. Mr. Schnieders is a member of the Executive Committee, Finance Committee and Employee Benefits Committee.



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

     John K. Stubblefield, Jr., 57, has served as a director of SYSCO since January 2003. Mr. Stubblefield is Executive Vice President, Finance & Administration, of SYSCO, a position he has held since January 2000. He served as Senior Vice President, Finance & Administration from 1998 to January 2000 and as Senior Vice President, Controller and Chief Financial Officer from 1994 to 1998. He served as Vice President and Controller from 1992 to 1994 and was named Senior Vice President in 1993. He served as Vice President of Finance of Nobel/SYSCO Food Services Company from 1986 to 1992 and as Controller of SYSCO's Houston subsidiary from 1984 until 1986. Mr. Stubblefield is a member of the Employee Benefits Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

     The following Class III directors are serving terms that expire in 2004:

     Colin G. Campbell, 67, has served as a director of SYSCO since 1989. Mr. Campbell is Chairman, President and Chief Executive Officer of the Colonial Williamsburg Foundation, a private operating foundation. He also serves as a director of Pitney Bowes Inc. and Rockefeller Financial Services, Inc. From 1988 to 2000, Mr. Campbell served as the President of Rockefeller Brothers Fund. Mr. Campbell is Chairman of the Corporate Governance and Nominating Committee and is also a member of the Audit Committee and the Executive Committee. Mr. Campbell has been selected to preside at executive sessions of the non-management directors during fiscal 2004.

     Frank H. Richardson, 70, has served as a director of SYSCO since 1993. Mr. Richardson served as President and Chief Executive Officer of Shell Oil Company until his retirement in 1993. He is a Trustee of the Baylor College of Medicine. Mr. Richardson is Chairman of the Finance Committee and is also a member of the Audit Committee, Corporate Governance and Nominating Committee and the Executive Committee.

     Jackie M. Ward, 65, has served as a director of SYSCO since September 2001. Ms. Ward is an Outside Managing Director of Intec Telecom Systems PLC. In 1968, Ms. Ward founded, and later served as Chairman, President and Chief Executive Officer of, Computer Generation Incorporated, which was acquired by Intec
Telecom in December 2000. Ms. Ward is also a director of Bank of America, Equifax Inc., Flowers Foods, Inc., Matria Healthcare, Inc, PRG-Schultz
International, Inc., Sanmina-SCI Corporation and Anthem, Inc. Ms. Ward is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

     The following Class I directors are serving terms that expire in 2005:

     Judith B. Craven, M.D., 57, has served as a director of SYSCO since 1996. Dr. Craven served as President of the United Way of the Texas Gulf Coast from 1992 until her retirement in September 1998. Dr. Craven is also a director of Belo Corporation, Luby's Cafeterias, Inc., Sun America Funds and VALIC. She is also a Regent for the University of Texas Board of Regents. Dr. Craven is a member of the Corporate Governance and Nominating Committee and the Finance Committee.

     Richard G. Merrill, 72, has served as a director of SYSCO since 1983. Currently retired, he formerly served as Executive Vice President of The Prudential Insurance Company of America. Mr. Merrill is also a director of W.R. Berkley Corporation. Mr. Merrill is Chairman of the Compensation and Stock Option Committee and is also a member of the Audit Committee and Executive Committee.



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

     Phyllis S. Sewell, 72, has served as a director of SYSCO since 1991. Currently retired, she formerly served as Senior Vice President of Federated
Department Stores, Inc. Mrs. Sewell is a member of the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee.

     Richard G. Tilghman, 63, has served as a director of SYSCO since November 2002. Mr. Tilghman served as Vice Chairman and Director of SunTrust Banks from 1999 until his retirement in 2000. He also served as Chairman and Chief Executive Officer of Crestar Financial Corporation, a bank holding company, from 1986 until 1999. Mr. Tilghman is also a director of Chesapeake Corporation. Mr. Tilghman is Chairman of the Audit Committee and is also a member of the Compensation and Stock Option Committee.

     Unless otherwise noted, the persons named above have been engaged in the principal occupations shown for the past five years or longer.

DIRECTOR COMPENSATION

  Fees

     We pay non-employee directors $60,000 per year plus reimbursement of expenses for all services as a director, including committee participation or special assignments. In addition to the annual retainer, non-employee directors receive the following fees for attendance at meetings:

     o For committee meetings held in conjunction with regular board meetings, committee chairmen who attend in person (or who participate by telephone because of illness or the inability to travel) will receive $1,500 and committee members who attend in person (or who participate by telephone because of illness or the inability to travel) will receive $1,000;

     o For special committee meetings (not held in conjunction with regular board meetings), committee chairmen who attend in person or who participate by telephone will receive $1,500 and committee members who attend in person or who participate by telephone will receive $1,000; and

     o For special board meetings, all non-employee directors who attend in person or who participate by telephone will receive $1,000.

     Non-employee directors may defer all or a portion of their annual retainer and meeting attendance fees. Non-employee directors may choose from a variety of investment options with respect to amounts deferred. Such deferred amounts will be credited with investment gains or losses until the non-employee director's retirement from the Board or until the occurrence of certain other events. Dr. Craven, Mr. Golden, Mr. Merrill, Mrs. Sewell and Ms. Ward elected to defer some or all of their annual compensation for 2003.

  Non-Employee Directors Stock Plan

     In May 1998, the Board of Directors adopted, and our stockholders subsequently approved, the SYSCO Non-Employee Directors Stock Plan. Certain amendments to the plan were adopted by the Board in September 2001 and approved by our stockholders at the 2001 Annual Meeting. Under this plan, non-employee directors are eligible to receive stock options if, for the immediately preceding fiscal year, we have achieved after-tax basic earnings per share of 10% over the previous year. The size of individual grants and vesting terms will be set by the Board at the time of grant. In September 2002, we granted options to purchase an aggregate of 56,000 shares under this plan to seven non-employee directors, and in November 2002, we granted options to purchase 8,000 shares under the plan to one non-employee director. These options vest ratably over a five-year period and expire ten years after the date of grant. All historical data with respect to grants of stock options under our benefit plans contained in this Proxy Statement has been adjusted to reflect stock splits.



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

     Additionally, this plan permits each non-employee director to elect to receive up to one-half of his or her annual retainer in common stock, in which case we will provide a matching grant of 50% of the number of shares received as a portion of the retainer. Mr. Campbell, Dr. Craven, Mr. Golden, Mr. Merrill, Mr. Richardson, Mrs. Sewell, Mr. Tilghman and Ms. Ward made this election during fiscal 2003.

     No other compensation was paid for director services during the fiscal year ended June 28, 2003.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during fiscal 2003 and all directors attended 75% or more of the aggregate of:

     o    the total number of meetings of the Board of Directors, and

     o the total number of meetings held by all committees of the Board on which he or she served during fiscal 2003.

     The following directors serve on the committees indicated:

                                                                COMPENSATION AND            CORPORATE GOVERNANCE
                                         AUDIT                    STOCK OPTION                 AND NOMINATING
            NAME                       COMMITTEE                   COMMITTEE                     COMMITTEE
            ----                       ---------                   ---------                     ---------
Colin G. Campbell                          X                                                         X*
Judith B. Craven                                                                                     X
Richard G. Merrill                         X                           X *
Frank H. Richardson                        X                                                         X
Phyllis S. Sewell                                                      X                             X
Richard G. Tilghman                        X*                          X
Jackie M. Ward                             X                           X

----------------------
*    Chairman of the Committee

     The Audit Committee held nine meetings during fiscal 2003. The function of the Audit Committee is to review and report to the Board with respect to various auditing and accounting matters, including the selection of our independent public accountants, the scope of the audit procedures, the nature of all audit and non audit services to be performed, the fees to be paid to the independent public accountants, the performance of our independent public accountants and our accounting practices and policies.

     The Compensation and Stock Option Committee held five meetings during fiscal 2003. The function of the Compensation and Stock Option Committee is to determine the annual compensation of the Chief Executive Officer, to consider the annual compensation of directors and other executive officers, to oversee the administration of SYSCO's Management Incentive Plan, Stock Incentive Plans and other executive benefit plans, and to provide guidance in the area of certain employee benefits.

     The Corporate Governance and Nominating Committee held six meetings during fiscal 2003. The function of the Corporate Governance and Nominating Committee is to propose directors, committee members and officers for election or reelection, to evaluate (in conjunction with the Compensation and Stock Option Committee) the performance of the Chief Executive Officer, Chief Operating Officer and members of the Board and its committees, and to review and make recommendations regarding the organization and effectiveness of the Board and its committees, the establishment of corporate governance principles, the conduct of meetings, succession planning and SYSCO's governing documents.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Campbell, Dr. Craven, Mr. Merrill, Mr. Richardson, Mrs. Sewell, Mr. Tilghman and Ms. Ward each served on the Compensation and Stock Option Committee at some time during fiscal 2003. During fiscal 2003, none of the members of the committee was an officer or employee of SYSCO or any of its subsidiaries or served as an officer of any company with respect to which any executive officer of SYSCO served on such company's board of directors, and none had any relationship with the company requiring disclosure under Item 404 of Regulation S-K. In addition, none of the members of the committee are former employees of SYSCO or any of its subsidiaries.

                              CERTAIN RELATIONSHIPS

     Mr. Golden is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden Gregory LLP, Atlanta, Georgia, counsel to SYSCO. We believe that the fees paid to this firm were fair and reasonable in view of the level and extent of services rendered.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

     In fiscal 2003, the Board of Directors adopted the Sysco Corporation Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time in response to changing regulatory requirements and best practices and are revised accordingly. The full text of the guidelines can be found on our website at www.sysco.com under the "Corporate Governance" caption.

CODE OF BUSINESS CONDUCT

     All of our officers, employees and directors are required to comply with our long-standing Code of Business Conduct to help ensure that our business is conducted in accordance with the highest standards or moral and ethical behavior. Our Code of Business Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to report any violations or suspected violations of the Code by using SYSCO's ethics hotline. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct is published on our website at www.sysco.com under the "Corporate Governance" caption.

PRESIDING DIRECTOR; COMMUNICATING WITH THE BOARD

     The non-management directors meet in executive session without members of management present at every regular board meeting. Colin G. Campbell, chairman of the Corporate Governance and Nominating Committee, has been selected to preside at these executive sessions during fiscal 2004. Interested parties may communicate with Mr. Campbell and other non-management members of the board by confidential email. The email address is accessible in the corporate governance section of SYSCO's website under the caption "Contact the Board."

DIRECTOR INDEPENDENCE

     Our Corporate Governance Guidelines require that at least a majority of our directors meet the criteria for independence established by the New York Stock Exchange for continued listing and all other applicable legal requirements.

Additionally, all members of the Audit Committee, Compensation and Stock Option Committee and Corporate Governance and Nominating Committee are required to be independent.

     Under the proposed New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship with SYSCO other than as a director. The standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with SYSCO or its independent auditor.

     The Board of Directors has determined that a majority of its members is independent under the proposed NYSE standards. It also determined that each member of the Audit Committee, Compensation and Stock Option Committee and Corporate Governance and Nominating Committee was independent. In making its independence determination, the Board noted that Mr. Campbell serves as an officer of a private foundation that is related to a SYSCO customer. The Board determined that such business relationship is not material and does not impair Mr. Campbell's independence. In reaching its conclusion, the Board noted that sales by SYSCO to this organization did not exceed 2% of the consolidated gross revenues of such organization or SYSCO. Furthermore, in connection with Mr. Hafner's nomination for election at the annual meeting, the Board considered the fact that he is an officer and shareholder (7.1%) of a company that is a supplier to SYSCO. In this case as well, the Board concluded that such business relationship is not material and would not impair Mr. Hafner's independence because sales by this supplier to SYSCO did not exceed 2% of the consolidated gross revenues of such organization or SYSCO.

                               EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of SYSCO. Each person listed below has served as an officer of SYSCO and/or its subsidiaries for at least the past five years.

-------------------------------- ------------------------------------------ ---------------------------- -------------
             Name                                  Title                     Served in Position Since        Age
-------------------------------- ------------------------------------------ ---------------------------- -------------
                                 Executive Vice President, Merchandising               2000                   54
Larry J. Accardi *               Services and Multi-Unit Sales and
                                 President, Specialty Distribution                     2002
-------------------------------- ------------------------------------------ ---------------------------- -------------
Kenneth J. Carrig                Senior Vice President, Administration                 1999                   46
-------------------------------- ------------------------------------------ ---------------------------- -------------
James C. Graham                  Senior Vice President, Foodservice                    2000                   53
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------
William Holden                   Senior Vice President, Foodservice                    2003                   58
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------
James E. Lankford                Senior Vice President, Foodservice                    2000                   50
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------
Thomas E. Lankford *             President and Chief Operating Officer                 2003                   56
-------------------------------- ------------------------------------------ ---------------------------- -------------
Gregory K. Marshall              Senior Vice President, SYSCO, and                     1984                   56
                                 Chairman and CEO, The SYGMA Network, Inc.
-------------------------------- ------------------------------------------ ---------------------------- -------------
Michael C. Nichols               Vice President, General Counsel and                   1999                   51
                                 Corporate Secretary                                   2002
-------------------------------- ------------------------------------------ ---------------------------- -------------
Larry G. Pulliam                 Senior Vice President, Merchandising                  2002                   47
                                 Services
-------------------------------- ------------------------------------------ ---------------------------- -------------
Diane D. Sanders                 Vice President and Treasurer                          1994                   54
-------------------------------- ------------------------------------------ ---------------------------- -------------
Richard J. Schnieders *          Chairman and Chief Executive Officer                  2003                   55
-------------------------------- ------------------------------------------ ---------------------------- -------------
Stephen F. Smith                 Senior Vice President, Foodservice                    2002                   53
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------
Bruce L. Soltis                  Senior Vice President, Foodservice                    2002                   58
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------
Kenneth F. Spitler *             Executive Vice President, Foodservice                 2003                   54
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------
John K. Stubblefield, Jr. *      Executive Vice President, Finance &                   2000                   57
                                 Administration
-------------------------------- ------------------------------------------ ---------------------------- -------------
James D. Wickus                  Senior Vice President, Foodservice                    1995                   61
                                 Operations
-------------------------------- ------------------------------------------ ---------------------------- -------------

---------------------
*    Named Executive Officer

                                 STOCK OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of Company common stock, as of September 9, 2003, by (i) each director and director nominee, (ii) each Named Executive Officer (as hereinafter defined), and (iii) all directors, director nominees and executive officers as a group. To our knowledge, no person or group beneficially owns 5% or more of our common stock. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares.

                                                     SHARES OF        SHARES OF
                                                   COMMON STOCK      COMMON STOCK
                                                     OWNED BY         UNDERLYING
                                    SHARES OF        SPOUSES,         PRESENTLY       TOTAL SHARES OF          PERCENT OF
                                  COMMON STOCK     CHILDREN AND      EXERCISABLE        COMMON STOCK          OUTSTANDING
                                 OWNED DIRECTLY       TRUSTS           OPTIONS       BENEFICIALLY OWNED          SHARES

Larry J. Accardi.............            159,718                0           207,200             366,918            *
Colin G. Campbell............             11,732            2,000            44,800              58,532            *
Charles H. Cotros............            308,549                0           199,716             508,265            *
Judith B. Craven.............             29,604                0            12,800              42,404            *
Jonathan Golden .............             27,134           18,500            60,800             106,434            *
Joseph A. Hafner, Jr. .......                  0                0                 0                   0            --
Thomas E. Lankford...........            427,736           62,989           247,000             737,725            *
Richard G. Merrill...........             37,464                0            52,800              90,264            *
Frank H. Richardson..........             46,334                0            60,800             107,134            *
Richard J. Schnieders........            222,883           61,604           218,000             502,487            *
Phyllis S. Sewell............             27,356                0            52,800              80,156            *
Kenneth F. Spitler...........            122,228              190           152,174             274,592            *
John K. Stubblefield, Jr.....             80,895                0           203,088             283,983            *
Richard G. Tilghman..........              6,950            1,950             1,600              10,500            *
Jackie M. Ward...............              9,062                0             4,800              13,862            *

All Directors, Director
Nominees and Executive
Officers as a Group
(26 Persons) ................          3,067,870 (1)      199,495 (2)     2,671,038 (3)       5,938,403 (1)(2)(3)  *

_____________________
     (*)  Less than 1% of outstanding shares.

(1) Includes an aggregate of 1,550,225 shares directly owned by the current executive officers other than the Named Executive Officers.

(2) Includes an aggregate of 52,262 shares owned by the spouses and/or dependent children of current executive officers other than the Named Executive Officers.

(3) Includes an aggregate of 1,152,660 shares of common stock underlying options that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement held by current executive officers other than the Named Executive Officers.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our executive officers and directors and any persons holding more than ten percent (10%) of our common stock are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of initial ownership of our common stock and changes in ownership of such common stock. To our knowledge, no person beneficially owns more than 10% of our common stock. Copies of the Section 16 reports filed by our directors and executive officers are required to be furnished to us. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2003, all of our executive officers and directors complied with the Section 16(a) requirements, with the following exceptions:

     o the executive officers listed on page 11 (other than Mr. Holden who was not subject to the requirements of Section 16 at the time) and Mr. Cotros each inadvertently filed a late Form 4 with respect to options granted on September 12, 2002 that were not delivered until October 2002. The Forms 4 reporting these grants were filed on September 20, 2002.

     o Messrs. Campbell, Golden, Merrill and Richardson, Dr. Craven, Mrs. Sewell and Ms. Ward each inadvertently filed a late Form 4 with respect to options granted on September 13, 2002 that were not delivered until October 2002. The Forms 4 reporting these grants were filed on September 20, 2002.

     o Messrs. Campbell, Golden, Merrill and Richardson, Dr. Craven, Mrs. Sewell and Ms. Ward each inadvertently filed a late Form 4 with respect to shares issued in lieu of retainer fees in January 2003. The stock certificates were dated December 31, 2002, as required by the Non-Employee Director Stock Plan, but were not delivered until January 14, 2003. The Forms 4 reporting these shares were filed on January 14, 2003.

     o James Lankford inadvertently filed a late Form 4 with respect to the exercise of an option on November 7, 2002. The Form 4 was filed on November 12, 2002.

     o Larry Pulliam filed an amended Form 3 to report the ownership of shares in a brokerage DRIP account that were not included in his original Form 3 filed on April 10, 2002. The amended Form 3 was filed on June 19, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information regarding equity compensation plans as of June 28, 2003.

                                                                                             NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE      FUTURE ISSUANCE UNDER
        PLAN CATEGORY             ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING       EQUITY COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS                RIGHTS              REFLECTED IN COLUMN (A))
                                            (A)                          (B)                          (C)

EQUITY COMPENSATION PLANS             57,766,505 (1)                   $24.79                   38,807,389 (2)
APPROVED BY SECURITY HOLDERS

EQUITY COMPENSATION PLANS NOT               -0-                          -0-                          -0-
APPROVED BY SECURITY HOLDERS

            TOTAL                     57,766,505 (1)                   $24.79                   38,807,389 (2)

---------------------------

(1) Does not include 332,468 shares of common stock subject to options that were assumed in connection with our acquisition of Guest Supply, Inc. in March 2001. These options have a weighted average exercise price per share of $12.31. Also does not include options to purchase approximately 13,242,846 shares of common stock granted in September 2003 under our 2000 Stock Incentive Plan at a weighted average price per share of $31.75 and options to purchase 64,000 shares of common stock granted in September 2003 under the Non-Employee Directors Stock Plan at a weighted average exercise price per share of $32.30.

(2) Includes 10,067,901 shares issuable pursuant to our Employees' Stock Purchase Plan, 335,870 shares issuable pursuant to our Non-Employee Directors Stock Plan, 6,287,757 shares that may be issued as incentive compensation under our 2000 Management Incentive Plan, and up to 10,000,000 shares of common stock we purchased in the open market or in private transactions that may be issued pursuant to our 2000 Stock Incentive Plan. Up to 11,045,825 shares may be issued as restricted or other stock awards under the 2000 Stock Incentive Plan. Does not reflect the issuance of options to purchase approximately 13,242,846 shares of common stock in September 2003 pursuant to our 2000 Stock Incentive Plan, the issuance of options to purchase 64,000 shares of common stock in September 2003 pursuant to our Non-Employee Directors Stock Plan, the issuance of 940,943 shares in August 2003 pursuant to the 2000 Management Incentive Plan or the issuance of 456,277 shares in July 2003 pursuant to the 1974 Employees' Stock Purchase Plan.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     This report documents the components of SYSCO's compensation programs for its executive officers and describes the basis on which fiscal 2003 compensation determinations were made with respect to the executive officers of SYSCO, including Mr. Cotros, who served as the Chief Executive Officer during the portion of fiscal 2003 that ended on December 31, 2002, and Mr. Schnieders, who served as Chief Executive Officer during the portion of fiscal 2003 that began on January 1, 2003. All fiscal 2003 compensation decisions with respect to base salaries, annual incentive compensation, and option grants under stock option plans for our executive officers, including the CEO, were made by the Compensation and Stock Option Committee.

  Overall Executive Compensation Philosophy

     Since SYSCO became a publicly held corporation in 1970, we have directly linked the compensation of executive officers to SYSCO's performance. Specifically, the Committee has tied the level of SYSCO's executive compensation to increases in SYSCO's earnings per share and return on shareholders' equity. We have accomplished this through the following means:

     o A "pay-for-performance" orientation, with respect to compensation other than base salary, based upon SYSCO performance for corporate officers (other than senior vice presidents, foodservice operations) and a combination of operating company and SYSCO performance for corporate senior vice presidents, foodservice operations and operating company senior management;

     o Base salaries generally at or below the 25th percentile of the range of base salaries payable to corporate officers of certain surveyed industrial corporations who have job content and/or responsibilities comparable to those of SYSCO's corporate officers;

     o    Potentially   significant   annual  incentive  bonuses  under  SYSCO's
          management incentive plan;

     o    The issuance of stock options; and

     o Customary benefits, including a supplemental executive retirement plan.

     The factors and criteria upon which the determination of the fiscal 2003 compensation of the Chief Executive Officer were based were the same as those discussed below with respect to all executive officers, except as otherwise described below with respect to SYSCO's senior vice presidents, foodservice operations.

     In fiscal 2003, Mr. Schnieders earned a total compensation package equal to $4,494,964. This amount included (a) salary of $800,000; (b) base bonus of $2,184,500 (40% of which was paid in restricted stock, 20% of which was deferred, and 40% of which was paid in cash); (c) additional restricted matching shares valued at $436,900; (d) additional cash of $167,114 to cover the tax effect of the additional matching shares received; (e) a deferred match of $218,450; and (f) 100,000 options with a Black-Scholes grant date present value of $688,000. Further information regarding these components is included below as well as in the tables that follow.

  Base Salaries

     We have established base salaries of our executive officers in the range of compensation payable to executive officers of U.S. industrial corporations without reference to specific SYSCO performance criteria. We reexamine this range of compensation from time to time through a survey of compensation practices by an independent compensation consultant across a broad cross-section of U.S. industrial corporations. The survey sample does not necessarily include those companies in the peer group included in the performance graph on page 25 due to the differing size, management responsibilities and organizational structures of those corporations relative to SYSCO. We last reviewed base salaries for the executive officers on November 8, 2002, and made adjustments in compensation effective January 1, 2003. At that time, Mr. Schnieders' annual base salary was increased approximately 13% from $750,000 to $850,000 in anticipation of his promotion to CEO. Mr. Cotros' annual base salary was not changed subsequent to January 1, 2002 and remained at $1,000,000 until his retirement. It has been our consistent practice to maintain the Chief Executive Officer's base salary at or below the 25th percentile of the range of base salaries payable to chief executive officers of the surveyed industrial corporations who have chief executive officers with job content and/or responsibilities comparable to those of SYSCO's Chief Executive Officer.

  Annual Incentive Compensation

     Management Incentive Bonus

     SYSCO provides annual incentive compensation to all executive officers through the SYSCO Corporation Management Incentive Plan (the "MIP"). Participants in the MIP include all of SYSCO's corporate officers, including the executive officers, and the presidents and executive vice presidents of SYSCO's operating companies. The MIP is designed to offer opportunities for compensation that is tied directly to our performance. In addition, the MIP is designed to foster significant equity ownership in SYSCO by the executive officers and all other participants in the MIP. MIP bonuses earned during the fiscal year are paid the following fiscal year.

     For executive officers, incentive bonuses earned in fiscal 2003 and paid in fiscal 2004 were calculated under the MIP in two parts. The first part was based on the overall performance of SYSCO and was based upon the interplay between the percentage increase in earnings per share and the return on shareholders' equity. The MIP utilized a matrix based on these two factors to determine award levels, resulting in an award of 161% of base salary to each executive officer participating in this portion of the MIP. The second portion of the fiscal 2003 incentive bonus under the MIP for executive officers was based upon the number of SYSCO operating companies that achieved a target return on capital. This portion of the incentive bonus is paid only when the operating companies achieving the goals, in the aggregate, represent at least 50% of the total capital of all of SYSCO's operating companies, which was the case during fiscal 2003, resulting in an award of 96% of base salary to each executive officer participating in this portion of the MIP.

     For senior vice presidents of foodservice operations, a portion of their bonus was based upon the two-part calculation set forth above and a portion was based upon the aggregate financial results of those operating subsidiaries or divisions for which they were responsible, considered as one company. This portion is based upon the interplay between the aggregate percentage increase in pretax earnings of their supervised operations and the aggregate return on capital of their supervised operations, adjusted in certain instances for operating companies that are involved in SYSCO's facility expansion ("fold-out") program.

     For fiscal 2003, Mr. Schnieders earned a total base bonus of $2,184,500. Of this amount, $1,368,500 was based on earnings per share and return on shareholders' equity, and $816,000 was based on the number of operating companies achieving a target return on capital. Mr. Cotros was not eligible to receive an MIP bonus for fiscal 2003, but, in connection with his retirement, he received a cash payment of $1,341,060 for his continuing service as chief executive officer during the first six months of fiscal 2003.

  Stock Election and Matching Grant

     In order to encourage significant equity ownership in SYSCO by its executive officers, the MIP provides that participants may voluntarily elect to receive up to 40% of their annual incentive bonus in the form of SYSCO common stock, based on a per-share price equal to the closing price on the New York Stock Exchange of SYSCO common stock on the last trading day of the fiscal year for which the MIP bonus is calculated. If such election is made, the participant is awarded additional matching shares on the basis of one additional share for each two shares received in accordance with the foregoing calculation.

     Participants who elect to receive a portion of their bonus in common stock in lieu of cash and receive additional matching shares are entitled to receive additional cash equal to the product of:

     o the value of such matching shares received by the participant (based on the closing price of such shares on the last trading day of the fiscal year), and

     o    the effective tax rate applicable to SYSCO.

     Mr. Schnieders elected to receive 40% of his fiscal 2003 base bonus in SYSCO common stock. In connection with this election, Mr. Schnieders received 29,570 shares valued at $873,794 in lieu of cash and a matching grant of 14,785 shares valued at $436,900. He also received a cash payment of $167,114 to offset the tax effect of the matching grant.

  Deferred Compensation Election

     MIP participants may defer up to 40% of their annual incentive bonus (without considering any election to receive a portion of the bonus in stock) under the Executive Deferred Compensation Plan ("EDCP"). MIP participants may also elect to defer all or a portion of their salary under the EDCP. Amounts deferred under the EDCP are generally payable upon death, disability, retirement or termination pursuant to distribution elections made under the EDCP. Subject to certain limitations contained in the EDCP, participants may elect to withdraw their vested deferred account balances, less a 10% penalty, prior to a regular distribution event.

     For deferrals of up to 20% of the annual incentive bonus, the EDCP provides for SYSCO to credit the participant's deferred compensation account in an amount equal to 50% of the amount deferred. This matching payment vests upon the earliest to occur of:

     o    the 10th anniversary of the date the matching payment is made;

     o    the participant's reaching age 60;

     o    the death or permanent disability of the participant; or

     o    a change in control of SYSCO.

     Mr. Schnieders deferred 20% of his fiscal 2003 base bonus ($436,900) and received a matching payment of $218,450.

  Stock Option Plan

     The Committee administers the 2000 Stock Incentive Plan. In general, it is the practice of the Committee to consider issuing options under the plan only when participants in the MIP are entitled to receive an annual incentive bonus. In other words, option grants generally are considered only in years when SYSCO achieves certain earnings per share and return on shareholders' equity targets. It is the current intention of the Committee to continue this practice, although it is not required by the terms of the plan. The Committee has not historically considered the current number of outstanding options held by an individual when making its grant decisions. Although the plan authorizes the grant of a variety of awards such as restricted shares and stock appreciation rights, no awards other than stock options have been granted under the plan to date.

     During fiscal 2003, SYSCO granted options to purchase an aggregate of 13,650,211 shares of its common stock to approximately 4,265 employees, including Charles Cotros and the 16 executive officers named on page 11, under the 2000 Stock Incentive Plan. Of the total options granted in fiscal 2003, an aggregate of 942,000 options were granted to executive officers at a weighted average exercise price of $30.57 per share. The options granted to executive officers in fiscal 2003 vest 20% per year at the end of each fiscal year ending after the date of grant. Also included in the total number of options granted in fiscal 2003 are options to purchase an aggregate of 2,311,000 shares granted to 2,267 non-executive employees based on years of service. These options vest ratably over a five-year period and have a ten-year term. The plan provides that in the event of a change in control, all outstanding options would vest and become fully exercisable.

     During fiscal 2003, Mr. Cotros and Mr. Schnieders each received option grants to purchase 100,000 shares at an exercise price of $30.57 per share. These options each have a Black-Scholes grant date present value of $688,000.

  Other Benefits

     Executive officers also participate in SYSCO's regular employee benefit programs, which include a pension plan, a retirement savings plan, group medical and dental coverage, group life insurance and other group benefit plans. Further details with respect to SYSCO's qualified pension plan are provided on page 23 and 24.

     In addition, MIP participants are provided with a Supplemental Executive Retirement Plan (the "SERP") which is designed, generally, to provide annual payments equal to 50% of a qualified participant's final average annual compensation, in combination with all SYSCO and other qualified retirement plan benefits and social security payments available to the participant upon retirement. In the event of a change in control prior to a regular distribution event, accrued SERP benefits will become fully vested and participants may elect to receive such benefits in a lump sum less a 10% penalty.

     Lastly, MIP participants are eligible to participate in the Equity Deferral Plan ("EDP") pursuant to which the gain on the exercise of certain non-qualified stock options may be deferred. Amounts deferred under the EDP are vested at all times and are paid out in shares of SYSCO stock upon such participant's death, disability, retirement or termination pursuant to distribution elections made under the EDP. In the event of a change in control prior to a regular distribution event, a participant may elect to receive his or her equity deferral account balance in a lump sum less a 10% penalty.

  Split-Dollar Life Insurance Plan

     In September 1999, the Committee designated Mr. Cotros as a participant under a split-dollar life insurance plan adopted in February 1999. This split-dollar plan arrangement was provided in lieu of certain accrued and future benefits under the EDCP and the SERP. Prior to fiscal 2003, SYSCO paid premiums on the life insurance policies purchased for the benefit of Mr. Cotros pursuant to the split-dollar life insurance arrangement and retained a collateral interest in those policies equal to the amount of premiums paid by SYSCO. The present value cost of the life insurance purchased under the split-dollar life insurance arrangement by SYSCO did not exceed the net present value of the projected after tax cost of the benefits waived under the Executive Deferred Compensation Plan and SERP. In January 2003, the split-dollar arrangement with Mr. Cotros was terminated and the benefits previously waived thereunder were reinstated in full. In connection with the termination of his split-dollar agreement, Mr. Cotros reimbursed the Company for the cost of prior premiums paid less the cash surrender value of the life insurance policies.

  Income Deduction Limitations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally sets a limit of $1 million on the amount of compensation (other than certain "performance-based" compensation that complies with the requirements of Section 162(m)) that SYSCO can deduct for federal income tax purposes in any given year with respect to the compensation of each of the Named Executive Officers. The Board and the Committee have determined, after reviewing the effect of Section 162(m), that our policy will be to structure the performance-based compensation arrangements for such Named Executive Officers to satisfy Section 162(m)'s conditions for deductibility, to the extent feasible and taking into account all relevant considerations.

                                     COMPENSATION AND STOCK OPTION COMMITTEE

                                            Richard G. Merrill, Chairman
                                            Phyllis S. Sewell
                                            Richard G. Tilghman
                                            Jackie M. Ward

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to each person who served as Chief Executive Officer during the fiscal year ended June 28, 2003 and the other four most highly compensated executive officers of SYSCO and its subsidiaries employed at the end of fiscal 2003 whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 28, 2003 (the "Named Executive Officers"):

                                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION                    COMPENSATION
                                                  -------------------                    ------------
                                                                                    RESTRICTED  SECURITIES
                                                                     OTHER ANNUAL     STOCK     UNDERLYING     ALL OTHER
                                      FISCAL   SALARY     BONUS      COMPENSATION     AWARDS      OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      ($)       ($)(1)         ($)(2)     ($)(1)(3)     (#)(4)         ($)(5)
---------------------------           ----      ---       ------     ------------   ---------     ------     ------------

Charles H. Cotros  *................  2003    $500,000  $1,341,060        --                --      100,000        $74,074
                                      2002     960,000   1,508,596        --        $1,337,999      115,000        864,665
                                      2001     885,000   1,515,500        --         1,344,115       34,000        732,328

Richard J. Schnieders *.............  2003    $800,000  $1,477,824        --        $1,310,690      100,000       $295,605
  Chairman and Chief Executive        2002     705,000   1,131,453        --         1,003,493      115,000        210,531
  Officer                             2001     630,000   1,087,204        --           964,259       34,000        173,957

Thomas E. Lankford .................  2003    $562,500  $1,043,182        --          $925,181       75,000       $226,965
  President and Chief Operating       2002     500,000     792,023        --           702,439       90,000        160,386
  Officer                             2001     450,000     782,478        --           693,954       28,000        130,371

John K. Stubblefield, Jr. ..........  2003    $497,500    $904,076        --          $801,839       75,000       $211,337
  Executive Vice President, Finance   2002     450,000     716,600        --           635,533       90,000        150,846
  and Administration                  2001     400,000     700,097        --           620,921       28,000        119,241

Larry J. Accardi ...................  2003    $487,500    $869,314        --          $770,989       75,000       $156,696
  Executive Vice President,           2002     450,000     716,600        --           635,533       90,000        119,540
  Merchandising Services and          2001     400,000     700,097        --           620,921       28,000        106,494
  Multi-Unit  Sales  and  President,
  Specialty Distribution

Kenneth F. Spitler .................  2003    $475,000    $869,314        --          $770,989       75,000       $175,242
   Executive Vice President,          2002     400,000     541,395        --           480,134       65,000        107,868
   Foodservice Operations             2001     357,500     561,019        --           497,551       24,000         89,081

______________
* Mr. Cotros retired as Chairman and Chief Executive Officer on December 31, 2002. Mr. Schnieders became Chairman and Chief Executive Officer on January 1, 2003.

(1) The amount reported in the "Bonus" column for Mr. Cotros in 2003 relates to a payment made upon his retirement for his performance during the first six months of the fiscal year. This payment was not made pursuant to the Management Incentive Plan. All other amounts reported in the Bonus column relate to bonuses under the Management Incentive Plan.

     Pursuant to the Management Incentive Plan and Executive Deferred Compensation Plan, each of the Named Executive Officers is eligible to voluntarily elect to receive up to 40% of his bonus in restricted stock and to defer up to 40% (calculated prior to any election to receive stock). These elections, if made, entitle the participant to receive additional stock and cash pursuant to the match features of these plans as follows:
     (a) one additional share for each two shares elected to be received in lieu of cash, (b) additional cash to offset the tax effect of matching shares received in lieu of cash, and (c), for deferrals of up to 20%, a credit to the participant's deferred compensation account in an amount equal to 50% of the amount deferred. Bonuses earned for the fiscal year are paid the following year, other than amounts deferred. The terms of these plans are described in more detail in the Report of the Compensation and Stock Option Committee beginning on page 14.

     The amounts reported in the "Bonus" column include amounts paid in cash and amounts deferred by each of the Named Executive Officers. The "Bonus" column also includes cash received for the tax effect of any additional shares received pursuant to the match feature of the Management Incentive Plan. The cash and deferred portions of the bonus earned by each Named Executive Officer (other than Mr. Cotros) in fiscal 2003 are set forth below:

--------------- -------------------------- --------------- ------------------ ------------------------
     Name         Cash Portion of Base        Cash Tax      Deferred Amount     Bonus Column Amount
                          Bonus                Effect
--------------- -------------------------- --------------- ------------------ ------------------------
Schnieders                       $873,810        $167,114           $436,900               $1,477,824
--------------- -------------------------- --------------- ------------------ ------------------------
Lankford                          308,419         117,963            616,800                1,043,182
--------------- -------------------------- --------------- ------------------ ------------------------
Stubblefield                      267,281         102,235            534,560                  904,076
--------------- -------------------------- --------------- ------------------ ------------------------
Accardi                           514,011          98,303            257,000                  869,314
--------------- -------------------------- --------------- ------------------ ------------------------
Spitler                           514,011          98,303            257,000                  869,314
--------------- -------------------------- --------------- ------------------ ------------------------

     The value of any shares elected to be received in lieu of cash and any matching shares is included in the Restricted Stock Award column and additional information about such shares is included in footnote 3 below. Any amounts credited pursuant to the deferred match feature of the EDCP are included in the "All Other Compensation" column and described in footnote 5 below.

(2) Does not include perquisites and other personal benefits because they did not exceed for any individual $50,000 in the aggregate.

(3) Each of the Named Executive Officers elected to receive a portion of his bonus in shares of restricted common stock pursuant to the Management Incentive Plan. Pursuant to the Management Incentive Plan, the Company made a matching grant of one additional share for each two shares received pursuant to such election. The number of elected shares and matched shares is set forth below. The amount presented is determined by multiplying the number of shares earned during the fiscal year by the closing price of our common stock on the New York Stock Exchange on the last trading day of the applicable fiscal year.

     The number of restricted shares earned by the Named Executive Officers in fiscal 2003 and issued in fiscal 2004 was as follows:

     o    Mr. Cotros - none;

     o Mr. Schnieders - 44,355 shares (29,570 elected shares and 14,785 match shares);

     o Mr. Lankford - 31,309 shares (20,872 elected shares and 10,437 match shares);

     o Mr. Stubblefield - 27,135 shares (18,090 elected shares and 9,045 match shares);

     o Mr. Accardi - 26,091 shares (17,394 elected shares and 8,697 match shares); and

     o Mr. Spitler - 26,091 shares (17,394 elected shares and 8,697 match shares).

     The aggregate number and dollar amount (computed using the closing price of our common stock on June 27, 2003 ($29.55)) of all restricted shares held as of the last day of fiscal 2003 by the Named Executive Officers were as follows:

     o    Mr. Cotros - none (restrictions lapsed upon retirement);

     o    Mr. Schnieders - 72,382 shares at $2,138,888;

     o    Mr. Lankford - 51,366 shares at $1,517,865;

     o    Mr. Stubblefield - 46,218 shares at $1,365,742;

     o    Mr. Accardi - 46,218 shares at $1,365,742; and

     o    Mr. Spitler - 35,965 shares at $1,062,766.

     The restricted shares are not transferable by the recipient for two years following receipt and are subject to certain repurchase rights on the part of SYSCO in the event of termination of employment other than by normal retirement or disability. The recipient receives dividends on the shares during the two-year restricted period.

(4) Information regarding stock options granted to the Named Executive Officers in fiscal 2003, including the Black-Scholes grant date present value, is included below under "Stock Option Grants."

(5) The amounts reported in the "All Other Compensation" column include the following:

     o a SYSCO match equal to 50% of the first 20% of the annual incentive bonus which each individual elected to defer under our Executive Deferred Compensation Plan;

     o the amount we paid for term life insurance coverage for each individual;

     o the actuarially-calculated value of the benefit of premiums we paid on split-dollar life insurance policies for Mr. Cotros (see page 18 for a discussion of SYSCO's split-dollar life insurance arrangements);

     o the amount we paid for 401(k) Plan matching contributions during the fiscal year; and

     o above-market interest on deferred compensation account balances as of the end of each fiscal year (above-market interest is the amount by which the rate of interest on deferred account balances at the end of the fiscal year exceeds 120% of the applicable federal long-term rate on a compounded basis).

----------------- ---------- ------------ ----------- --------------- --------------- --------------- ---------------

                   FISCAL     DEFERRED    TERM LIFE       SPLIT           401(K)       ABOVE-MARKET     ALL OTHER
      NAME          YEAR        MATCH     INSURANCE       DOLLAR      CONTRIBUTIONS      INTEREST      COMPENSATION
                                                                                                          TOTAL
----------------- ---------- ------------ ----------- --------------- --------------- --------------- ---------------
Cotros              2003             n/a        $418             n/a             n/a         $73,656         $74,074
                    2002        $223,000         731        $554,256             n/a          86,678         864,665
                    2001         224,020       1,030         485,345             n/a          21,933         732,328

Schnieders          2003         218,450         835             n/a          $3,750          72,570         295,605
                    2002         167,250         731             n/a           1,700          40,850         210,531
                    2001         160,710       1,030             n/a           1,700          10,517         173,957

Lankford            2003         154,200         835             n/a           3,938          67,992         226,965
                    2002         117,075         696             n/a           2,550          40,065         160,386
                    2001         115,663         893             n/a           2,550          11,265         130,371

Stubblefield        2003         133,640         797             n/a           5,500          71,400         211,337
                    2002         105,925         626             n/a           5,100          39,195         150,846
                    2001         103,488         807             n/a           5,100           9,846         119,241

Accardi             2003         128,500         800             n/a             n/a          27,396         156,696
                    2002         105,925         626             n/a             n/a          12,989         119,540
                    2001         103,488         661             n/a             n/a           2,345         106,494

Spitler             2003         128,500         766             n/a           5,500          40,476         175,242
                    2002          80,026         810             n/a           6,600          20,432         107,868
                    2001          82,928         882             n/a             n/a           5,271          89,081
----------------- ---------- ------------ ----------- --------------- --------------- --------------- ---------------

STOCK OPTION GRANTS

     The following table provides information regarding stock option grants during the last fiscal year to the Named Executive Officers. We have never granted any stock appreciation rights to executive officers under any of our stock plans.

                                           OPTION GRANTS IN FISCAL 2003
                                     NUMBER OF          PERCENTAGE OF
                                    SECURITIES          TOTAL OPTIONS                                         GRANT
                                    UNDERLYING            GRANTED TO        EXERCISE OR                        DATE
                                 OPTIONS GRANTED         EMPLOYEES IN       BASE PRICE      EXPIRATION       PRESENT
            NAME                      (#)(1)             FISCAL 2003         ($/SHARE)         DATE        VALUE ($)(2)
            ----                 ----------------        -----------         ---------         ----        ------------
Cotros.............                   100,000                0.73             $30.57        09/11/2012          $688,000
Schnieders.........                   100,000                0.73              30.57        09/11/2012           688,000
Lankford...........                    75,000                0.55              30.57        09/11/2012           516,000
Stubblefield.......                    75,000                0.55              30.57        09/11/2012           516,000
Accardi............                    75,000                0.55              30.57        09/11/2012           516,000
Spitler............                    75,000                0.55              30.57        09/11/2012           516,000

________________________
(1) The options granted to the Named Executive Officers during fiscal 2003 vest 20% at the end of each fiscal year beginning with the fiscal year ended June 28, 2003.

(2) We determined the hypothetical grant date present value for the options of $6.88 per share using a modified Black-Scholes pricing model. In applying the model, we assumed a volatility of 25%, a 2.7% risk-free rate of return, a dividend yield at the date of grant of 1.45%, and a 5-year option term. We did not assume any option exercises or risk of forfeiture during the 5-year term. If used, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized would be at or near the value estimated by the modified Black-Scholes model.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the Named Executive Officers.

                                  AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND
                                           FISCAL YEAR-END OPTION VALUES
                                                                NUMBER OF
                                                          SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                           SHARES         VALUE             JUNE 28, 2003 (#)                JUNE 28, 2003 ($)(2)
                         ACQUIRED ON     REALIZED     ----------------------------       ------------------------------
         NAME           EXERCISE (#)      ($)(1)      EXERCISABLE    UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
         ----           ------------      ------      -----------    -------------       -----------      -------------
 Cotros.............            6,142       $93,719        199,716         140,000         $2,000,582         $105,600
 Schnieders.........               --            --        218,000         155,000          2,681,290          132,000
 Lankford...........               --            --        247,000         120,000          3,761,393          105,600
 Stubblefield.......               --            --        203,088         120,000          2,814,474          105,600
 Accardi............               --            --        207,200         120,000          2,936,716          105,600
 Spitler............               --            --        152,174         105,000          2,058,082           79,200

--------------------
(1) Computed based on the difference between the closing price of the common stock on the day of exercise and the exercise price.

(2) Computed based on the difference between the closing price on June 27, 2003 and the exercise price.

RETIREMENT PLAN

     We have a defined benefit retirement plan that was most recently amended and restated with an effective date of January 1, 1997 to comply with statutory changes required by various laws. The amended and restated plan also incorporated certain discretionary changes in plan provisions effective May 15, 1998 and April 1, 2000. In addition to benefits accrued to date, which are set forth below, each Named Executive Officer will accrue benefits in the future in accordance with the table below:

                                           PENSION PLAN TABLE (1)(2)(3)
                                                                          YEARS OF CREDITED SERVICE
         CAREER AVERAGE COMPENSATION EARNED                               -------------------------
           ON AND AFTER JUNE 29, 2002(4)                  10         15         20         25         30          35
           -----------------------------                  --         --         --         --         --          --

    $  100,000..................................        $ 15,000   $ 22,500   $ 30,000   $ 37,500   $ 45,000    $ 52,500
       150,000..................................          22,500     33,750     45,000     56,250     67,500      78,750
       200,000..................................          30,000     45,000     60,000     75,000     90,000     105,000
       250,000..................................          37,500     56,250     75,000     93,750    112,500     131,250

________________________

(1) Assumes the annual benefit is payable for five years certain and life thereafter and that retirement age is 65. Pension plan benefits are not subject to deduction by social security or any other offsets.

(2) Current law and regulations limit retirement benefits to $158,016 for calendar 2003 if they are payable for five years certain and life thereafter (assuming retirement age of 65). This limitation applies to total retirement benefits under the Retirement Plan as determined by adding benefits accrued with respect to periods of employment with SYSCO both before and after June 28, 2003. The Pension Plan Table does not reflect this limitation.

(3) In addition, all MIP participants, including the Named Executive Officers, are provided with a Supplemental Executive Retirement Plan which is designed, generally, to provide annual payments equal to 50% of the participant's final average annual compensation, in combination with all SYSCO and other qualified retirement plan benefits and social security payments available to the participant upon retirement.

(4) Compensation for benefit calculation purposes is limited by law to $200,000 for calendar 2003 and later years subject to statutory increases and cost-of-living adjustments in future years. Pay limitations are not taken into account in the Pension Plan Table.

     To the extent included in W-2 income, all amounts shown in the Summary Compensation Table, other than deferred bonus and those amounts reported in the "All Other Compensation" column, are utilized to compute career average compensation subject to the pay limitations noted in footnote (4).

     The Retirement Plan provides for an annual benefit payable monthly for five years certain and life thereafter, equal to:

     o the normal retirement benefit which accrued under the prior plan as of July 2, 1989, plus

     o an amount equal to 1 1/2% of the participant's aggregate career compensation earned on and after July 2, 1989.

     In the event of a participant's death before his or her normal retirement age (age 65) or the commencement of a benefit, if earlier, and if the participant has five or more years of credited service, a death benefit is payable in an amount equal to the value of the pension accrued by the deceased participant prior to his or her death or earlier termination of employment.

     The Named Executive Officers have accrued the following benefits and credited benefit service as of June 28, 2003:

     o    Mr. Cotros - $96,762 and 26.42 years (as of December 31, 2002);
     o    Mr. Schnieders - $46,201 and 21 years;
     o    Mr. Lankford - $48,789 and 22 years;
     o    Mr. Stubblefield - $34,447 and 14 years;
     o    Mr. Accardi - $49,838 and 27 years; and
     o    Mr. Spitler - $40,357 and 16 years.

     The Named Executive Officers also have anticipated future service to age 65 as follows:

     o    Mr. Cotros - Mr. Cotros retired as of December 31, 2002 at age 65;
     o    Mr. Schnieders - 10 years;
     o    Mr. Lankford - 9 years;
     o    Mr. Stubblefield - 8 years;
     o    Mr. Accardi - 10 years; and
     o    Mr. Spitler - 11 years.

STOCK PERFORMANCE GRAPH

     The following stock performance graph compares the performance of SYSCO's common stock to the S&P 500 Index and to a peer group for SYSCO's last five fiscal years. The members of the peer group are Fleming Companies, Inc., Nash Finch Company, Supervalu, Inc. and Performance Food Group Company.

     The companies in the peer group were selected because they comprise a broad group of publicly held corporations with food distribution operations similar in some respects to our operations. Performance Food Group is a foodservice distributor and the other members of the peer group are in the business of distributing grocery products to retail supermarkets. We consider the peer group to be a more representative peer group than the "S&P Consumer Staples (Food Distributors)" index maintained by Standard & Poor's Corporation that consists of SYSCO and Supervalu, Inc. because it includes an additional foodservice distributor and represents a broader index.

     The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of each period measured. The graph assumes that the value of the investment in our common stock, the S&P 500 Index, and the peer group was $100 on the last trading day of fiscal 1998, and that all dividends were reinvested. Performance data for SYSCO, the S&P 500 Index and for each member of the peer group is provided as of the last trading day of each of our last five fiscal years.

                           FIVE YEAR PERFORMANCE GRAPH

                                [GRAPH OMITTED]


-------------------------------------------------------------------------------------------------------------

  COMPANY NAME/INDEX   JUNE 26, 1998  JULY 2, 1999 JUNE 30, 2000   JUNE 29, 2001 JUNE 28, 2002  JUNE 27, 2003
-------------------------------------------------------------------------------------------------------------
  SYSCO                   100.00         122.76        169.73        221.15        224.31        247.03
-------------------------------------------------------------------------------------------------------------
  S&P 500 INDEX           100.00         122.76        131.66        112.13        91.96          92.19
-------------------------------------------------------------------------------------------------------------
  PEER GROUP              100.00         107.40        91.92         126.46       137.76         115.77
-------------------------------------------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. During fiscal 2003, the Audit Committee was composed of five directors: Mr. Campbell, Mr. Merrill, Mr. Richardson, Mr. Tilghman (Chairman) and Ms. Ward. Each member of the Audit Committee is financially literate and each member is independent as defined in the New York Stock Exchange's current and proposed listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Audit Committee held nine meetings during fiscal 2003. If elected by the stockholders in November, Joseph A. Hafner, Jr. will be appointed as a member of the audit committee. The Board has determined that Mr. Hafner is independent as defined above and that he meets the definition of an audit committee financial expert as promulgated by the Securities and Exchange Commission.

     The function of the Audit Committee is to review and report to the Board with respect to various auditing and accounting matters, including the selection of the independent public accountants, the scope of audit procedures, the nature of all audit and nonaudit services to be performed, the fees to be paid to the independent public accountants, the performance of the independent public accountants and the Company's accounting practices and policies.

     The Audit Committee has met and held discussions with management and the independent public accountants. Management represented to the Audit Committee that SYSCO's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent public accountants. The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61. SYSCO's independent public accountants provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board's Standard No. 1, and the Audit Committee discussed with the independent public accountant that firm's independence.

     Based on the Audit Committee's discussion with management and the independent public accountants and the Audit Committee's review of the representations of management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in SYSCO's Annual Report on Form 10-K for the year ended June 28, 2003 filed with the Securities and Exchange Commission.

                                    AUDIT COMMITTEE

                                             Richard G. Tilghman, Chairman
                                             Colin G. Campbell
                                             Richard G. Merrill
                                             Frank H. Richardson
                                             Jackie M. Ward

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS IN FISCAL 2002 AND 2003

     During fiscal 2003, SYSCO incurred the following fees for services performed by Ernst & Young LLP:

                                           Fiscal 2003            Fiscal 2002 *
     Audit Fees                             $1,854,162                $950,000
     Audit Related Fees (1)                    322,400                  82,680
     Tax Fees (2)                            2,828,000                 185,190
     All Other Fees                                 --                      --

________________

     * In addition to the fees paid to Ernst & Young, we paid audit fees of $897,000 and other fees of $3,870,144 to Arthur Andersen LLP for work done during fiscal 2002 prior to their dismissal on March 27, 2002.

(1) Audit related fees in fiscal 2003 included $202,400 related to due diligence and accounting consultation with respect to acquisitions and $120,000 related to assistance with preparation for the implementation of
     Section 404 of the Sarbanes-Oxley Act of 2002. Audit related fees in fiscal 2002 were incurred primarily in connection with a comfort letter issued in connection with a debt offering.

(2) Tax services in fiscal 2003 included $1,997,200 related to the tax compliance outsourcing arrangement with the company's independent auditor, $157,400 in tax consulting and $673,400 in other tax compliance assistance and state and local tax compliance work. Tax services in fiscal 2002 related to tax compliance outsourcing.

           PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
                          ITEM NO. 2 ON THE PROXY CARD

     The Board of Directors has proposed a resolution amending Article Fourth, Section A, of our Restated Certificate of Incorporation to increase the total number of shares of common stock which we have authority to issue from one billion (1,000,000,000) shares to two billion (2,000,000,000) shares, $1.00 par value. The Board of Directors has unanimously approved the amendment.

     The authorized shares of common stock were last increased by the stockholders at the 1999 annual meeting when the number of shares was increased from 500,000,000 shares to 1,000,000,000 shares. We currently have 1,500,000 authorized shares of Preferred Stock, 450,000 of which have been designated as "Series A Junior Participating Preferred Stock." No shares of Preferred Stock are currently outstanding. As of September 9, 2003, of the 1,000,000,000 shares of common stock which we are authorized to issue, 648,520,955 were issued and outstanding (excluding 116,653,945 shares which were held by SYSCO as treasury stock) and an aggregate of 91,927,477 shares were reserved for issuance under existing benefit plans and in connection with certain completed acquisitions.

     The Board believes that the amendment is necessary to ensure that we will have sufficient authorized shares available to meet our ongoing business needs and to take advantage of future corporate opportunities. There are no present plans to issue any of the proposed additional authorized shares of common stock. Further stockholder authorization would not be necessary prior to any such issuance, except for certain situations where stockholder approval may be required under the New York Stock Exchange rules or Delaware law.

     Under our Restated Certificate of Incorporation, holders of stock are not entitled to preemptive rights.

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to adopt the proposed amendment. If this proposal is adopted, Article Fourth, Section A, will read as follows:

     "FOURTH: A. The total number of shares of stock which the corporation shall have authority to issue is Two Billion One Million Five Hundred Thousand (2,001,500,000) shares, consisting of One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of One Dollar ($1.00) each, and Two Billion (2,000,000,000) shares of Common Stock with a par value of One Dollar ($1.00) each. The corporation may issue fractional shares of stock, which will be entitled to proportionate dividends, voting and liquidation rights."

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO
                   OUR RESTATED CERTIFICATE OF INCORPORATION.

                PROPOSAL TO APPROVE THE 2003 STOCK INCENTIVE PLAN
                          ITEM NO. 3 ON THE PROXY CARD

     On September 12, 2003, the Board of Directors adopted the 2003 Stock Incentive Plan, subject to stockholder approval. If approved by the stockholders at the annual meeting, the 2003 Stock Incentive Plan will become effective on November 7, 2003 and will replace the 2000 Stock Incentive Plan. Upon the effective date of the 2003 Stock Incentive Plan, all outstanding options under the 2000 Stock Incentive Plan will remain outstanding but no further grants will be made under the 2000 Stock Incentive Plan. As of September 9, 2003, there were options outstanding under the 2000 Stock Incentive Plan to purchase approximately 42 million shares of Common Stock.

     Under applicable New York Stock Exchange rules, the Company is required to obtain stockholder approval of the 2003 Stock Incentive Plan. In addition, stockholder approval of the 2003 Stock Incentive Plan is also necessary to allow the Company to grant incentive stock options to employees under Section 422 of the Code and, with respect to certain compensation paid to the Named Executive Officers under the Plan, to allow such compensation to be deductible under an exception to the limitations of Section 162(m) of the Code.

     The following summary of the material terms of the 2003 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by the terms of the 2003 Stock Incentive Plan, a copy of which is attached as Appendix B hereto. THE BOARD OF DIRECTORS RECOMMENDS THAT THE 2003 STOCK INCENTIVE PLAN BE APPROVED.

PURPOSE OF THE 2003 STOCK INCENTIVE PLAN

     The purpose of the 2003 Stock Incentive Plan is to promote the interests of the Company and its stockholders by providing officers, directors and other employees of the Company and its subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interests more closely to the interests of the Company's stockholders. To achieve that purpose, the 2003 Stock Incentive Plan permits the grant of options to purchase Common Stock (the "Options"), stock appreciation rights with respect to Common Stock ("SARs"), shares of Common Stock subject to restriction and forfeiture to the Company based upon continuing employment and/or attainment of designated performance goals (the "Restricted Shares"), rights to receive shares contingent on the achievement of performance or other objectives during a specified period (the "Performance Shares"), and units representing the right to receive shares of Common Stock in the future (the "Stock Units") (collectively such Options, SARs, Restricted Shares, Performance Shares and Stock Units are referred to as "Awards").

ADMINISTRATION OF THE 2003 STOCK INCENTIVE PLAN

     Unless otherwise determined by the Board, the Compensation and Stock Option Committee will administer the 2003 Stock Incentive Plan. The Committee is composed of "non-employee directors" within the meaning of the Exchange Act, "outside directors" within the meaning of Section 162(m) of the Code and "independent directors" within the meaning of current and proposed NYSE listing standards.

     The Committee will have the power in its discretion to grant Awards under the 2003 Stock Incentive Plan, to select the individuals to whom Awards are granted, to determine the terms thereof, to interpret the provisions of the 2003 Stock Incentive Plan and to otherwise administer the plan. Except as prohibited by applicable law or stock exchange rules, the Committee may, from time to time, delegate all or any of its responsibilities and powers under the Plan, including, without limitation, the power to designate participants and determine the amount, timing and term of Awards under the Plan. Such delegation may be made to any person or persons, including, without limitation, any executive officer of the Company. Whenever used herein and in the Plan, "Committee" shall mean the Compensation and Stock Option Committee and its designee or designees, to the extent there shall be any. The Committee does not currently intend to delegate any of its authority with respect to individuals who are not Company employees or who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m) of the Code. All Awards will be evidenced by a written document in such form as is determined by the Committee, which the Committee may, but need not, require that the grantee sign.

SHARES SUBJECT TO THE 2003 STOCK INCENTIVE PLAN

     The maximum number of shares of Common Stock that may be delivered during the term of the 2003 Stock Incentive Plan under all Awards shall be equal to the sum of (i) 25 million shares, (ii) any shares of Common Stock which are subject to options issued under the 2000 Stock Incentive Plan or the 1991 Stock Option Plan to the extent that those options are forfeited, expire, or are canceled without delivery of shares of Common Stock after November 7, 2003 (approximately 56 million shares were subject to outstanding awards under these prior plans as of September 9, 2003); (iii) any shares of Common Stock that have not been issued and are not subject to outstanding awards under the 2000 Stock Incentive Plan on November 7, 2003 (approximately 21 million shares as of September 9,
2003), (iv) to the extent authorized by the Board, up to 10 million shares reacquired by the Company in the open market or in private transactions after November 7, 2003, and (iv) up to five million shares of stock tendered by participants in connection with the exercise of Options granted under the 2003 Stock Incentive Plan or any prior plan. The maximum number of shares of Common
Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

     The following additional maximums are imposed under the 2003 Stock Incentive Plan: (i) Subject to the overall maximum number of shares of Common Stock that may be issued pursuant to the Plan, the maximum aggregate number of shares of Common Stock that may be issued pursuant to options intended to be Incentive Stock Options and/or in the form of Restricted Shares, Performance Shares or Stock Units is [118] million shares; (ii) the maximum number of shares that may be covered by any Option or SAR Award granted to any one individual during any fiscal year is 250,000; and (iii) no more than 100,000 shares of stock may be subject to Stock Unit, Restricted Stock and Performance Share Awards that are intended to be "performance-based" compensation (as that term is used for purposes of Code Section 162(m)) granted to any one individual during any one fiscal year (regardless of when such shares are deliverable).

     Subject to any required action by the stockholders, if the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock available under the Plan or subject to any limit or maximum under the Plan shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number of shares covered by each outstanding Award and the price per share in each such Award may, at the discretion of the Committee, be proportionally adjusted for any increase or decrease in the number of issued shares of the Company resulting from a recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

     If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award, or
(ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under subsection (i) above; (B) if Options or other Awards have not already become exercisable under the Change in Control provisions of the Plan, the Board of Directors may waive any limitations set forth in or imposed pursuant to the Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with the Plan or his individual Option or SAR agreement; provided, further, that any such cancellation shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

ELIGIBILITY AND PARTICIPATION

     With respect to Incentive Stock Options ("ISOs"), eligibility to participate in the 2003 Stock Incentive Plan is limited to employees of the Company and its subsidiaries. With respect to Awards other than ISOs, eligibility to participate in the 2003 Stock Incentive Plan shall be limited to any employee, consultant or director of the Company and its subsidiaries. Currently, approximately 47,400 employees and non-employee directors of the Company and its subsidiaries are within the class eligible for selection to participate in the 2003 Stock Incentive Plan.

OPTIONS AND SARS

     The Committee may grant Incentive Stock Options ("ISOs") and Non-Qualified Options ("NQOs") to eligible employees, and may grant NQOs to employees, directors and consultants. SARs may be granted to employees, directors and consultants. The Committee will have complete discretion, subject to the terms of the 2003 Stock Incentive Plan, to determine the persons to whom Options and/or SARs will be awarded, the time or times of grant, and the other terms and conditions of the Award. SARs may be awarded either in tandem with Options or on a stand-alone basis.

OPTION AND SAR EXERCISE PRICE AND VESTING

     The Committee will determine the exercise price with respect to each Option at the time of grant. The exercise price applicable to an Option shall also apply in determining the base price per share for any tandem SAR granted with respect to the Option. At the time of grant of a nontandem SAR, the Committee will specify the base price per share to be used in determining the amount of cash or number of shares of Common Stock paid upon the exercise of the SAR. Neither the Option exercise price per share of Common Stock nor the base price of any SAR will be less than 100% of the fair market value per share of the Common Stock underlying the Award on the date of grant, and no Option or SAR may be repriced in violation of the repricing limitations discussed in "Amendments and Terminations" below. The Committee may determine at the time of grant and any time thereafter the terms under which Options and SARs shall vest and become exercisable.

SPECIAL LIMITATIONS ON ISOS

     No ISO may be granted to an employee who owns at the time of the grant stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Stockholder") unless the exercise price for each share of Common Stock subject to such ISO is at least 110% of the fair market value per share of the Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, if the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the ISO, the Options for shares of Common Stock in excess of $100,000 for that year will be treated as NQOs

EXERCISE OF OPTIONS AND SARS

     Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. Notice of exercise must be accompanied by payment equal to the applicable Option exercise price plus all withholding taxes due, such amount to be paid in cash or by tendering, either by actual delivery of shares or by attestation, shares of Common Stock that are acceptable to the Committee and have been held by the participant for at least six months, such shares to be valued at fair market value as of the day the shares are tendered, or in any combination thereof, as determined by the Committee. To the extent permitted by applicable law, a participant may elect to pay the exercise price through the contemporaneous sale by a third party broker of shares of Common Stock acquired upon exercise yielding net sales proceeds equal to the exercise price and any withholding tax due and the remission of those sale proceeds to the Company.

     Upon surrender of an SAR, the employee will be entitled to receive cash, shares of Common Stock or a combination thereof, as determined by the Committee, having an aggregate fair market value equal to (a) the excess of (i) the fair market value of one share of Common Stock as of the date on which the SAR is exercised over (ii) the base price of the shares covered by the SAR; multiplied by (b) the number of shares of Common Stock covered by the SAR, or the portion thereof being exercised. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

TRANSFERABILITY OF OPTIONS AND SARS

     Except as otherwise provided by the Committee, Options and SARs may not be transferred except by will or applicable laws of descent and distribution.

TERMINATION OF OPTIONS AND SARS

     Options and SARs shall be exercisable during such periods as may be established by the Committee; provided, however, that upon the death of an employee or non-employee director while engaged by the Company or its subsidiaries, Options and SARs, to the extent then exercisable, shall remain exercisable by the executors or administrators of his or her estate for up to one year following the date of death. In no event, however, may any Option or SAR be exercised more than ten years from the date of grant, and an ISO that is held by a 10% Stockholder may not be exercised more than five years from the date of grant. To the extent not exercised by the applicable deadline, the Option or SAR will terminate.

RESTRICTED SHARES

     The Committee may award Restricted Shares to employees, directors and consultants. Restricted Shares granted may not be sold, transferred, pledged or otherwise encumbered or disposed of, and will not vest, during the restricted period established by the Committee. To the extent provided by the Committee at the time of grant, Restricted Shares also may not be sold, transferred, pledged or otherwise encumbered, and will not vest, until the satisfaction of specified performance objectives ("Performance Goals"). The Committee may determine at the time of grant whether dividends declared with respect to Restricted Shares will be paid to the grantee or credited to an account for the grantee until the underlying shares vest. Dividends deferred will be paid to the grantee when the Restricted Shares vest or will be forfeited if the rights to the Restricted Shares lapse.

     Performance Goals, if any, will be determined by the Committee and may be based on any one or more of the following factors: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders' equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more
divisions  and/or  subsidiaries,   control  of  operating  and/or  non-operating
expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company's securities and other objectively measurable factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries.

STOCK UNITS

     The Committee may award Stock Units to employees, directors and consultants. Stock Units will have a specified formula value and will vest based on the attainment of designated Performance Goals over a specified performance period.

     Such formula value may, but need not be, denominated in or based on the value of a designated number of shares of Common Stock. Stock Units will be credited to an account established and maintained for the employee. The Committee will determine performance periods and Performance Goals in connection with each grant of Stock Units. Payment with respect to vested Stock Units may be made in cash, shares of Common Stock, or any combination thereof, as determined by the Committee. Except as the Committee may provide at the time of grant, holders of Stock Units will not have the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions. Stock Units may not be transferred in any manner and will lapse if the designated Performance Goals are not attained within the applicable performance period.

DIVIDEND EQUIVALENT RIGHTS

     In conjunction with any Award (including an Option or SAR) that is payable in shares of Common Stock, the Committee may provide in the applicable Award agreement for "dividend equivalent rights." Dividend equivalent rights will entitle the grantee to receive in cash or shares, as determined by the Committee, upon exercise of the Award or at such other time as the Committee specifies, an additional amount based on the dividends that would have been received on the underlying shares had they been issued at the time of grant.

FORFEITURE

     Notwithstanding any other provision of the 2003 Stock Incentive Plan and except as discussed under "Change in Control" below, if the Committee finds by a majority vote that with respect to a Plan participant who was an employee or consultant of the Company or its subsidiary at any time that an Award is outstanding: (i) the participant, before or after termination of his or her employment or consulting relationship with the Company or a subsidiary ("Employer") for any reason, (a) committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment or other engagement and that such act damaged the Employer, or (b) disclosed trade secrets of the Employer, or (ii) the participant, before or after termination of his employment or consulting relationship for any reason, participated, engaged in or had a financial or other interest (whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise) in any commercial endeavor in the United States which is competitive with the business of the

Employer in violation of the SYSCO Code of Business Conduct as in effect on the date of such participation or other engagement or in such a manner that would have violated the Code of Business Conduct had the participant been employed by the Employer at the time of the activity in question, then any outstanding Awards which have not been exercised if Options or SARs, or vested if not Options or SARs, will be forfeited. The decision of the Committee as to the nature of a participant's conduct, the damage done to the Employer and the extent of the participant's competitive activity will be final. No decision of the Committee, however, will affect the finality of the discharge of the participant by the Employer in any manner.

CHANGE IN CONTROL

     In the event of a Change in Control (as defined below), all Awards outstanding on the date immediately preceding such Change in Control, including Awards subject to Performance Goals that have not yet been met, will become fully vested, free of restriction and exercisable unless otherwise expressly provided in the applicable Award agreement. In the event that the employment of a Participant who is an employee of the Company or a Subsidiary is terminated by the Company other than for cause, as defined below, during the 24-month period following a Change in Control, as defined below, all of such Participant's outstanding Options and SARs may thereafter be exercised by the Participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment, for (x) a period of 24 months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is the shorter. The forfeiture provisions relating to competition as described in the immediately preceding paragraph shall not apply to any Participant who incurs a termination of employment pursuant to this Change in Control provision. For purposes of these provisions, the term "cause" shall mean "cause" as defined in the participant's Award Agreement or written employment, consulting or other agreement with the Company or a subsidiary, or if not defined in any such agreement, "cause" shall mean conviction of the participant for a felony, dishonesty while performing his employment duties, or participant's willful or deliberate failure to perform his or her duties in any material respect.

     The term "Change in Control" means any of the following:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (4) any acquisition by any corporation; pursuant to a transaction that complies with the criteria set forth in (iii)(A), (B) and (C) below;

     (ii) The occurrence of the following: Individuals who, as of ______, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to ______, 2003 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

TAX WITHHOLDING

     All distributions under the 2003 Stock Incentive Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of Common Stock which the participant already owns, or through the surrender of shares of Common Stock to which the participant is otherwise entitled under the Stock Incentive Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

TERM OF THE 2003 STOCK INCENTIVE PLAN

     Unless earlier terminated by the Board of Directors, the 2003 Stock Incentive Plan will terminate on November 7, 2013. No award may be granted under the Plan subsequent to that date.

AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the 2003 Stock Incentive Plan, except that the following actions may not be taken without shareholder approval: (i) any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan); (ii) any change in the class of persons eligible to receive ISOs under the Plan; (iii) any change in the requirements of the Plan regarding the Exercise Price; (iv) any repricing of any Option or SAR issued under the Plan by (A) lowering the exercise price of that Option or SAR or (B) canceling that Option or SAR and subsequently granting a new Option or SAR with a lower exercise price, or any other Award, to the extent that such cancellation, replacement or grant would fall within the definition of "repriced" contained in Item 402(i) of Regulation S-K promulgated under the Securities Act of 1933, such definition to be applied to grants to all persons, not only "named executive officers" as that term is defined in Item 402(a)(3) of Regulation S-K; or (v) any other amendment to the Plan that would require approval of the Company's shareholders under applicable law, regulation or rule.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 2003 Stock Incentive Plan and to the Company. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement.

  Summary of Current Federal Income Tax Rates for Individuals

     As a result of changes made by the Job and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act"), for tax years 2003 through 2010, ordinary income of individuals, such as compensation income, will be taxed at a top marginal rate of 35%. In addition, for capital assets sold on or after May 6, 2003 and before 2009, the maximum long-term capital gains rate for individuals will be 15%. The 2003 Tax Act also reduces to 15% the maximum federal income tax rate for qualifying dividends received by individuals for tax years 2003 through 2008.

  Options

     Grant of Options. There will be no federal income tax consequences to the grantee of an Option or the Company upon the grant of either an ISO or an NQO under the 2003 Stock Incentive Plan.

     Exercise of NQOs. Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (b) the exercise price paid for those shares. Subject to Section 162(m) of the Code (which limits to $1 million deductions for certain compensation payable to Named Executive Officers) and the Company satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee's basis in the shares received will be the exercise price paid for the shares plus the amount of income, if any, recognized upon exercise of the Option.

     Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by the Company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of total disability).

     The exercise of an ISO will, however, result in an adjustment for alternative minimum tax purposes in an amount equal to the excess of the fair market value of the shares at exercise over the exercise price. That adjustment may result in alternative minimum tax liability to the grantee upon the exercise of the ISO. Subject to certain limitations, alternative minimum tax paid in one year may be carried forward and credited against regular federal income tax liability for subsequent years. If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and one year from the date of exercise, any gain on a later sale of the shares will be treated as long-term capital gain, and the Company will not be entitled to any tax deduction with respect to the ISO.

     If the grantee disposes of the shares of Common Stock received upon the exercise of an ISO before the expiration of the two-year and one-year holding periods discussed above, a "Disqualifying Disposition" occurs, and the grantee will have ordinary compensation income, and the Company will have a corresponding deduction, at the time of such disposition. The amount of ordinary income and deduction generally will be equal to the lesser of: (a) the fair market value of the shares of Common Stock on the date of exercise minus the exercise price; or (b) the amount realized upon disposition of the Common Stock minus the exercise price. If the amount realized on disposition exceeds the value of the shares on the date of exercise, that additional amount will be taxable as capital gain. To be entitled to a deduction as a result of a Disqualifying Disposition, the Company must satisfy applicable reporting requirements. In addition, for Disqualifying Dispositions by Named Executive Officers, the Company's deduction is subject to the limits of Section 162(m) of the Code.

  Stock Appreciation Rights

     There will be no federal income tax consequences to either the grantee or the Company upon the grant of an SAR. However, the grantee generally will recognize ordinary compensation income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received upon exercise. Subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the grantee's taxable income as a result of the exercise of the SAR. Any shares of Common Stock received by the grantee upon exercise of a SAR will have a tax basis equal to their fair market value on the date of exercise. Upon a subsequent sale of those shares, any gain or loss realized will be capital gain or loss, long- term or short-term, depending upon whether the shares were held for more than one year from the date of exercise.

  Restricted Shares

     Unless a grantee who receives an Award of Restricted Stock makes an election under Section 83(b) of the Code as described below, there will be no federal income tax consequences to either the grantee or the Company upon the grant of the Restricted Shares until expiration of the restricted period and the satisfaction of any Performance Goals or other conditions applicable to the Restricted Shares. At that time, the grantee generally will recognize ordinary income equal to the then fair market value of the shares of Common Stock and, subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. In general, any dividends paid to the grantee while the restrictions or other conditions applicable to the Restricted Shares apply will be taxable compensation income to the grantee, and the Company will be entitled to a corresponding deduction with respect to such dividends.

     If the grantee makes an election under Section 83(b) of the Code with respect to the Restricted Shares (a "Section 83(b) Election"), the grantee will recognize ordinary income equal to the fair market value of the Restricted Shares as of the date of grant and the Company generally will be entitled to a corresponding deduction. In addition, cash dividends paid to the grantee would be taxable at a current maximum rate of 15% applicable to dividend income. The Company would not be entitled to a deduction with respect to any dividends paid to the grantee if a Section 83(b) Election is made with respect to the Restricted Shares.

     Upon a subsequent sale of Restricted Shares, any gain or loss realized by the grantee will be capital gain or loss, long-term or short-term, depending upon whether the Restricted Shares were held for more than one year from the date of grant if a Section 83(b) Election is made or, if no Section 83(b) Election is made, more than one year from the date of vesting. The basis of the Restricted Shares sold for purposes of calculating gain or loss will be the fair market value of those shares at the time of grant if a Section 83(b) Election is made or at the time of vesting if a Section 83(b) Election is not made.

  Stock Units

     There will be no federal income tax consequences to the grantee or the Company upon the grant of Stock Units. Grantees generally will recognize ordinary income, taxable as compensation, at the time payment for the Stock Units is received in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received. Subject to Section

162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the grantee's income at that time.

  Section 162(m) Limitation

     In general, Section 162(m) of the Code limits to $1 million the federal income tax deductions that may be claimed in any fiscal year with respect to compensation payable to each of the Named Executive Officers of the Company. This limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of Section 162(m) the Code and the regulations promulgated thereunder. The Company believes that the Options and SARs to be granted under the 2003 Stock Incentive Plan will qualify for the performance-based compensation exception to the Section 162(m) limitations because the compensation is based solely on an increase in value of the stock after the date of the Award. Deductions attributable to Restricted Shares and Stock Units may also qualify for this exception provided the compensation is contingent on attaining one or more Performance Goals.

  Golden Parachute Tax

     If an Award is accelerated as a result of a Change in Control, all or a portion of the value of the Award at that time may be a "parachute payment" for certain employees of the Company under the Code's provisions relating to excess parachute payments. These provisions generally provide that if parachute payments equal or exceed three times an Award holder's average W-2 compensation for the five tax years preceding the year of the Change in Control, the Company will not be permitted to claim its deduction, and the recipient will be subject to a 20% excise tax, with respect to that portion of the parachute payments in excess of such historical average compensation. The parachute payment provisions of the Code generally apply to employees or other individuals who perform services for the Company if, within the 12-month period preceding the Change in Control, the individual is an officer of the Company, a shareholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company.

     The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2003 Stock Incentive Plan. We have not undertaken to discuss the tax treatment of awards under the plan in connection with a merger, consolidation or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

CERTAIN INTERESTS OF DIRECTORS

     In considering the recommendation of the Board of Directors with respect to the 2003 Stock Incentive Plan, stockholders should be aware that members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with the proposal to approve the 2003 Stock Incentive Plan.

     As discussed above, directors will be eligible for the grant of Awards under the 2003 Stock Incentive Plan. Nevertheless, the Board of Directors believes that approval of the 2003 Stock Incentive Plan will advance the interests of the Company and its stockholders by encouraging officers, employees and directors to make significant contributions to the long-term success of the Company.

NEW PLAN BENEFITS

     The following table indicates the number of shares of common stock that would be received in fiscal 2004 under the 2003 Stock Incentive Plan and the estimated dollar value thereof assuming that awards are made commensurate with those made in fiscal 2003:

                                                      Number of Shares
                  Name and Position                  Underlying Grants                  Dollar Value (1)
                  -----------------                  ------------------                 ----------------

Charles H. Cotros, CEO                                        100,000                        $688,000
Richard J. Schnieders, CEO                                    100,000                         688,000
Thomas E. Lankford, Pres & COO                                 75,000                         516,000
John K. Stubblefield, Jr., EVP                                 75,000                         516,000
Larry J. Accardi, EVP                                          75,000                         516,000
Kenneth F. Spitler, EVP                                        75,000                         516,000
Executive officers as a group, including the
Named Executive Officers                                      942,000                       6,480,960
Non-employee directors as a group                                   0                               0
All non-executive officers and other employees
as a group                                                 12,708,211                      87,432,492

          Total                                            13,650,211                      93,913,452

_________________

(1) Assumes a value of $6.88 per option share which is the same as the hypothetical grant value determined for options granted in fiscal 2003 to the Named Executive Officers. See note (2) to the chart "Option Grants in Fiscal 2003."

     If this proposal is not approved, the 2000 Stock Incentive Plan will remain in effect. This proposal will not affect options or other awards already granted under the 2000 Stock Incentive Plan.

REQUIRED VOTE

     The affirmative vote of a majority of votes cast is required to approve this proposal.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                        OF THE 2003 STOCK INCENTIVE PLAN.

                              SHAREHOLDER PROPOSAL
                          ITEM NO. 4 ON THE PROXY CARD

     The following proposal was submitted by stockholders who have given notice that they intend to present for action at the Annual Meeting the resolution described below. Pursuant to Rule 14a-8(l)(1) promulgated under the Securities Exchange Act of 1934, the Company will provide the name, address and number of Company securities held by the proponents of this proposal promptly upon receipt of a written or oral request.

     "RESOLVED: Shareholders request that our Board review the Company's policies for food products containing genetically engineered (GE) ingredients and report to shareholders by March 2004. This report, developed at reasonable cost and omitting proprietary information, will identify the risks, financial costs (including opportunity costs) and benefits, and environmental impacts of the continued use of GE-ingredients in food products sold or manufactured by the company.

     For the past three years, several SYSCO institutional investors have presented concerns regarding GE to the company's attention.

     While our Company agreed to form a task force to study issues surrounding GE food vis-a-vis SYSCO's operations, shareholders are not aware of any substantive report on this issue. We urge that this report:

     1) Identify the scope of the Company's products that are derived from or contain GE ingredients;
     2) Outline a contingency plan for sourcing non-GE ingredients should circumstances so require.

     We believe that in undertaking this review, SYSCO addresses issues of financial, legal and reputation risk, competitive advantage and brand name loyalty in the marketplace.

     SUPPORTING STATEMENT:

     o Fearing that pollen from corn not approved for human consumption may have spread to nearby fields of ordinary corn, the U.S. Department of Agriculture requested that 155 acres of Iowa corn be uprooted and incinerated  (9/2002);  500,000  bushels of soybeans in Nebraska  were quarantined due to contamination by small amounts of a test pharmaceutical/industrial crop (11/2002).
     o    The National Academy of Sciences report (8/2002) Animal Biotechnology:
          Science-Based Concerns cautions that the current regulatory system is inadequate to address "potential hazards, particularly in the environmental area." (p. 14)
     o Biotechnology companies are encouraged - BUT NOT REQUIRED - to submit safety-testing data to the FDA for its review. According to the Center for Science in the Public Interest (1/2003), the FDA lacks both the authority and the information to adequately evaluate the safety of GE foods.
     o FDA does not assure the safety of GE products; it is the developer's responsibility to assure that the food is safe.
     o In December 2002, StarLink corn, which is not approved for human consumption, was detected in a U.S. corn shipment to Japan. StarLink was first discovered to have contaminated U.S. corn supplies in September 2000, triggering a recall of 300 products. These instances illustrate the problem controlling GE crops and the sudden and costly impact on products and markets.

End of GMO Proposal

SYSCO's response:

     As the leader in the foodservice distribution industry, we recognize the importance of food safety, not only with respect to the well being of consumers, but also as it relates to the success and reputation of our Company. The proponents request that we undertake to review and report on the Company's policies with respect to genetically engineered food. However, based on the content of a previous proposal submitted by several of the proponents and on conversations with representatives of the proponents, we believe that the ultimate goal of proponents is the removal of all genetically engineered ingredients from the products we sell. Our management and the Board of Directors believe that the proposal set forth above should be rejected.

     We take every step that is mandated, as well as many more that exceed government requirements, to verify the safety of the foods we distribute and that they are developed and processed in accordance with all government regulations. This also includes our SYSCO Brand products, which are developed and monitored by our staff of approximately 180 quality assurance professionals. These individuals are in the fields, on the production lines and in contact with our suppliers, and they represent a commitment to food safety that is unsurpassed in the foodservice industry. We believe that the Food and Drug Administration ("FDA") and other regulatory authorities who are charged with protecting the health and safety of the public and the environment are appropriately qualified to make judgments about the labeling and sale of food products. We take our lead from national food-safety and regulatory authorities, and we support their efforts to take all steps necessary, based on sound scientific principles, to assure that any new food technology is safe for consumers and the environment. SYSCO complies, and will continue to comply, with all applicable government regulations.

     Preparing the report requested by the proponents would require the Company to first determine which genetic modifications constitute "genetic engineering" and which do not - a difficult determination because almost all produce grown for human consumption has been genetically modified to some extent. In a 2000 interview in FDA Consumer magazine, FDA Commissioner Jane E. Henney, M.D., pointed out, "When most people talk about bioengineered foods, they are referring to crops produced by utilizing the modern techniques of biotechnology. But really, if you think about it, all crops have been genetically modified through traditional plant breeding for more than a hundred years."

     Further, we understand that the use of genetic engineering with respect to certain raw materials such as corn and soybeans is widespread. We also understand that current agricultural storage and transportation methods make it extremely difficult to effectively segregate modified crops from unmodified crops. This means that any information available from growers or manufacturers would not necessarily be consistent or accurate. As a result and given the difficulty of differentiating genetically modified ingredients from their unmodified counterparts with current test techniques, we believe that the report requested by the proponents cannot be prepared at a reasonable cost or with any significant degree of accuracy.

     Current federal regulations allow for the sale of products using approved genetically modified foods. We believe that the proponents of this resolution should address their demands to the governmental entities overseeing food safety rather than to a single distributor that does not have food manufacturing facilities. In addition, the use of biotechnology in foods offers the promise of benefiting society in several ways, including the reduction of the use of pesticides, the creation of more nutritious foods, and the possibility of finding new ways to help feed the world. We believe that the FDA and the Environmental Protection Agency are in the best position to evaluate and make decisions about the safety of biotechnology-derived food ingredients, while we continue to focus on providing our customers with high-quality food products.

     Moreover, in a May 2002 report to the U.S. Congress, the U.S. General Accounting Office ("GAO") stated that "[genetically modified] foods pose the same types of inherent risks to human health as conventional foods..." The GAO's report also stated:

     While some GM foods have contained allergens, toxins, and antinutrients, the levels have been comparable to those foods' conventional counterparts. In evaluating GM foods, scientists perform a regimen of tests. Biotechnology experts whom we contacted agree that this regimen of tests is adequate in assessing the safety of GM foods.

The text of this report is available at http://www.gao.gov/new.items/d02566.pdf.

     The FDA continues to review the safety of foods, including those derived through biotechnology. SYSCO is committed to using only safe and approved ingredients in its products and all of our products comply with national food laws and labeling regulations. In view of SYSCO's alignment with the current policies of U.S. regulatory bodies on this matter, it would be inappropriate and costly for SYSCO to undertake the report requested by the proponents.

     The Company will continue to develop and revise plans as required to address business and food safety issues as they arise. These issues are critical to the Company's business. However, the publication of the Company's business plans as requested would compromise its efforts and business. The proposed report would require the Company (i) to make public confidential and proprietary business information regarding its products and business plans; and (ii) to make highly speculative scientific and environmental judgments about issues which the Company is not in a position to evaluate independently. Such a report would not advance consumer safety, but it would jeopardize the business interests of the Company and its stockholders as a result of the publication of confidential business plans, proprietary information and speculative scientific and environmental judgment.

     The Company opposes this proposal on the basis that it would require significant cost and business risks without the prospect of advancing food safety. The Company does emphasize that it is committed to the use of only those ingredients that meet its high quality and safety standards and will continue to support the efforts of regulatory authorities to take whatever steps are necessary to assure that any new food technology is safe for consumers and the environment. The Company's stockholders and consumers can count on its compliance with all such regulations. Particularly in light of the scientific and regulatory attention being given to the use of genetically modified ingredients, the Company believes that preparation and publication of the report requested in this proposal would not constitute an effective use of the Company's assets.

     The affirmative vote of a majority of votes cast is required to approve this proposal. A similar proposal was presented to SYSCO stockholders in 2002. That proposal was soundly defeated, receiving less than a 6% favorable vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL ON
                          GENETICALLY ENGINEERED FOOD.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On March 27, 2002, the company dismissed Arthur Andersen LLP as its principal accountant and engaged Ernst & Young LLP as its principal accountant. The decision to change principal accountants was recommended by the Audit Committee and was approved by the Board of Directors. The Company had not consulted with E&Y on any matter during fiscal 2000 or 2001 or prior to their engagement in fiscal 2002.

     Andersen's reports on the consolidated financial statements of the Company for fiscal 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal 2000 and 2001, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter in connection with its reports on the Company's consolidated financial statements for such years, nor have there been any reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     Ernst & Young LLP has served as the Company's independent public accountants providing auditing, financial and tax services since their engagement in fiscal 2002, and will continue to provide such services during fiscal 2004. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

PRESENTING BUSINESS

     If you want to present a proposal under Rule 14a-8 of the Exchange Act at our 2004 Annual Meeting of Stockholders, send the proposal in time for us to receive it by May 29, 2004. If the date of our 2004 Annual Meeting is subsequently changed by more than 30 days from the date of this year's Annual Meeting, we will inform you of the change and the date by which we must receive proposals. If you want to present business at our 2004 Annual Meeting outside of the shareholder proposal rules of Rule 14a-8 of the Exchange Act, the Secretary must receive notice of your proposal by August 9, 2004, but not before June 30, 2004 and you must be a stockholder of record on the date notice to stockholders is mailed and on the record date for determining stockholders entitled to notice of the meeting and to vote.

NOMINATING DIRECTORS FOR ELECTION

     The Corporate Governance and Nominating Committee will consider any director nominees you recommend in writing for the 2004 Annual Meeting if the Secretary receives notice by August 9, 2004, but not before June 30, 2004 and you are a stockholder of record on the date notice to stockholders is mailed and on the record date for determining stockholders entitled to notice of the meeting and to vote.

     Your notice must include the following information for each person you are nominating for election as a director:

     o    the name, age, business address and residence address of the person;

     o    the principal occupation or employment of the person;

     o the class or series and number of shares of SYSCO capital stock which the person owns beneficially or of record; and

     o any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

     In addition, your notice must include the following information about yourself:

     o    your name and record address;

     o the class or series and number of shares of capital stock of SYSCO that you own beneficially or of record;

     o a description of all arrangements or understandings between you and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination(s) are to be made;

     o a representation that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in your notice; and

     o any other information about yourself that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

     The notice must include a written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of SYSCO unless recommended by the Corporate Governance and Nominating Committee and nominated by the Board or in accordance with the procedures set forth above.

     If the date of next year's Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date of this year's Annual Meeting, we will inform you of the change and we must receive your director nominee notices by the latest of 90 days before the Annual Meeting, 10 days after we mail the notice of the changed date of the Annual Meeting or 10 days after we publicly disclose the changed date of the Annual Meeting.

                                                                      APPENDIX A

                                SYSCO CORPORATION
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

The Board of Directors of SYSCO Corporation shall establish an Audit Committee. The Audit Committee shall have a minimum of three members and be composed entirely of directors who are independent of the management of SYSCO, are free of any relationship that, in the affirmative opinion of the Board, would interfere with their exercise of independent judgment as a Committee member, who are financially literate, and who otherwise meet the NYSE's definition of "independent" and the definition of "independence" contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. At least one member of the Committee shall be a "financial expert" as such term is defined in rules to be promulgated by the Securities and Exchange Commission. Committee members cannot serve on the audit committees of more than two other companies.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the directors in fulfilling their responsibilities to shareholders, potential shareholders, and the investment community with respect to corporate accounting, reporting practices, and quality and integrity of the financial reports of SYSCO. In the performance of its responsibilities, the Audit Committee must maintain free and open means of communication among the directors, the independent auditors, SYSCO's internal audit department ("Operations Review"), and executive and financial management. The Audit Committee shall have full access, without restriction, to all information which it believes, in the members' judgment, is required to fulfill its responsibilities. The independent auditors are accountable to the Board of Directors and the Audit Committee as shareholder representatives.

In executing its responsibilities, the Audit Committee's policies and procedures should be flexible in order to best react to changing conditions, and to insure that the accounting and reporting practices of SYSCO meet or exceed all applicable legal and regulatory requirements. In carrying out its responsibilities, the Audit Committee shall meet at least four times annually.

RESPONSIBILITY WITH RESPECT TO INDEPENDENT AUDITORS

     With respect to the Company's independent auditors, the Committee shall:

     o    Select  and  oversee  the  independent  auditors  who shall  audit the
          consolidated   financial  statements  of  SYSCO  Corporation  and  its
          divisions and subsidiaries; with sole power of dismissal.

     o Approve fee arrangements with the independent auditors for audit and non-audit services and annually review fees paid to the firm.

     o Review the experience and qualifications of the senior members of the independent auditor's team.

     o Pre-approve the retention of the independent auditors for any audit (including comfort letters and statutory audits) or non-audit service.

     o Review and discuss with the independent auditors and with management, the annual audited financial statements and management's discussion and analysis contained in the annual report to shareholders and Form 10-K prior to release to the public or filing with the appropriate agencies.

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

     o Review and discuss with the independent auditors and with management, the earnings press releases prior to release to the public.

     o Require that the independent auditors conduct an SAS 71 Interim Financial Review before the Company files its Form 10-Q.

     o Meet with the independent auditors at the conclusion of the audit to review the results. Discuss the independent auditors' evaluation of SYSCO's financial, accounting, and auditing personnel, the level of cooperation that the independent auditors received during the course of the audit, accounting adjustments, significant auditing or accounting issues and any management or internal control letters issued or proposed to be issued.

     o Review and discuss with management and independent auditors the Company's quarterly financial statements and management's discussion and analysis prior to filing Form 10-Q, including the results of the auditor's review of the quarterly financial statements.

     o    Obtain  and  review  at  least  annually  a  written  report  from the independent auditors describing their internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of them, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by them and any steps taken to deal with any such issues; all relationships between the independent auditor and the Company. After reviewing this report, the Committee should evaluate the independent auditor's qualifications, performance and independence and present its conclusions to the full Board.

     o Obtain and review at least annually a written report from the independent auditors describing all critical accounting policies and practices to be used by SYSCO; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with SYSCO management; ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

     o Require the independent auditors to provide a formal written statement that delineates all relationships between the independent auditor and SYSCO. The Committee will ensure, through communicating with the independent auditor, that no relationship or services will impact the auditor's independence or objectivity.

RESPONSIBILITY WITH RESPECT TO OTHER MATTERS

     With respect to other matters, the Committee shall:

     o Meet separately, at least quarterly with Operations Review, with the independent auditors, and with management.

     o Review at least annually, with the independent auditors, Operations Review, and executive and financial management the adequacy and effectiveness of SYSCO's accounting and financial controls and practices. Discuss significant major financial risks and exposures and steps management has taken to monitor and control such exposures. Request recommendations for improvement of such controls, including identified areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     o Meet with the independent auditors and executive and financial management to review the scope of the proposed audit for the ensuing fiscal year including the audit procedures to be employed.

     o Review the adoption, application and disclosure of the Company's critical accounting policies and any changes thereto.

     o Review periodically SYSCO's Code of Business Conduct, including the results of the review by Operations Review of compliance with the Code, particularly with regard to the functioning of the ethics committees at SYSCO and its subsidiaries.

     o Review SYSCO's Operations Review function including its performance, independence and authority, its proposed audit plans and scope for the ensuing year, and the coordination of such plans with the independent auditors.

     o Receive prior to each meeting as appropriate, from the Operations Review function and the independent auditors, reports summarizing the findings of completed internal reviews, and a progress report of accomplished versus planned activities. Any deviations from planned activities should be adequately explained.

     o Review and approve the Committee's report required by the SEC to be included in the Company's annual Proxy Statement.

     o    Review and approve significant related party transactions.

     o Determine that the disclosures and content of the financial statements are satisfactory for submission to the shareholders and for filing with the Securities and Exchange Commission. Such determination will be made through discussions with independent auditors and executive and financial management.

     o Establish procedures for the receipt, retention and treatment of complaints received by SYSCO regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     o    Review  public  reports  and  articles   brought  to  the  Committee's
          attention by the auditors or management in which SYSCO accounting practices are mentioned.

     o Review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Committee. Review the succession planning process for the accounting and financial areas.

     o Review and determine appropriateness of the Company hiring any employee or former employee of the Company's independent auditors and set clear hiring policies with respect thereto.

     o    Review  all  allegations   brought  to  the   Committee's   attention,
          regardless  of  source,   of  inappropriate  or  improper   accounting
          practices.

     o Investigate any matter brought to its attention within the scope of its duties. The Committee shall have the power to retain outside counsel and/or advisors, including a public accounting firm other than the current independent auditor, if, in its judgment, that is appropriate and shall have appropriate funding to compensate such advisors.

     o Discuss financial information and earnings guidance provided to analysts and rating agencies.

     o Submit the minutes of all meetings of the Committee to, or orally report the matters discussed at each committee meeting with, the Board of Directors.

     o Establish a standard of conduct concerning relationships of management, the Committee, and individual Board members, with the independent auditors and review those relationships on an annual basis.

     o    Evaluate annually the performance of the Audit Committee.

     o Review and assess the adequacy of this Charter annually and recommend any changes to the Board for approval.

                                                                      APPENDIX B

                                SYSCO CORPORATION
                            2003 STOCK INCENTIVE PLAN


                                    SECTION 1
                                     GENERAL

     1.1 Purpose. The SYSCO Corporation 2003 Stock Incentive Plan (the "Plan") has been established by SYSCO Corporation (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, as defined in Section 8(i), including the growth in value of the Company's equity and enhancement of long-term shareholder return. Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as "Awards.")

     1.2 Participation. Subject to the terms and conditions of the Plan, the Committee (as defined in Section 6) shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 8(g) (including transferees of Eligible Grantees to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

     1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

                                    SECTION 2
                                OPTIONS AND SARS

     2.1 Definitions.

     (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 8) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

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

     2.2 Exercise Price. The Exercise Price of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award and no Option or SAR may be repriced in violation of Section 7 below.

     2.3 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that if a Participant shall die while in the employ of the Company or a Subsidiary and shall not have fully exercised an Option or SAR, to the extent that the Participant's right to exercise such Option or SAR had accrued pursuant to this Section 2 of the Plan at the time of his death and had not previously been exercised, the Option or SAR may be exercised (subject to the condition that no Option or SAR shall be exercisable after the expiration of ten years from the date it is granted, or beyond its original term) at any time within one (1) year after the Participant's death, by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by bequest or inheritance.

     2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

     (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

     (b) The Exercise Price shall be payable in cash or by tendering (either by actual delivery of shares or by attestation) shares of Stock that are acceptable to the Committee, have been held by the participant for at least six months, and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash, shares, or attested shares, as determined by the Committee.

     (c) To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.5 Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                    SECTION 3
                               OTHER STOCK AWARDS

     3.1 Definitions. The term "Other Stock Awards" means any of the following:

     (a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.



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

     (b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

     (c) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     3.2 Restrictions on Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

     (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

     (b) The Committee may designate whether any such Awards being granted to any Participant are intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders' equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company's securities and other objectively measurable factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries. For Awards intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

                                    SECTION 4
                          OPERATION AND ADMINISTRATION

     4.1 Effective Date; Duration. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the "Effective Date"). The Plan shall have a duration of ten years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than ten years from the Effective Date.

     4.2 Awards Subject to Plan. Awards granted under the Plan shall be subject to the following:

     (a) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 25 million shares of Stock; (ii) any shares of Stock available for future awards under the Company's 2000 Stock Incentive Plan (the "2000 Plan") as of the Effective Date;
(iii) any shares of Stock that are represented by awards granted under the Company's 1991 Stock Option Plan or the 2000 Plan as of the Effective Date (together, the "Prior Plans") which are forfeited, expire or are canceled without delivery of shares of Stock; (iv) up to 10 million shares of Stock, to the extent authorized by the Board, which are reacquired by the Company in the open market or in private transactions after the Effective Date; and (v) up to 5 million shares of stock tendered by Participants in connection with the exercise of Options granted under the Plan or either of the Prior Plans.

     (b) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

     (c) Subject to adjustment in accordance with paragraphs 4.2(d) and 4.2(e), the following additional maximums are imposed under the Plan:

     (i) Subject to the overall maximum number of shares of Stock that may be issued in accordance with Section 4.2(a) of the Plan, the aggregate maximum number of shares of Stock that may be issued (A) pursuant to Options intended to be ISOs and (B) in conjunction with Other Stock Awards granted pursuant to
Section 3 shall be [118,000,000];

     (ii) The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 250,000 during any fiscal year; and

     (iii) No more than 100,000 shares of Stock may be subject to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code Section 162(m)) granted to any one individual during any one fiscal-year period (regardless of when such shares are deliverable).

     (d) If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction (each, a "Corporate Transaction") then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number of shares covered by each outstanding Award, and the price per share in each such Award, may, at the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made by the Committee under this Section shall be final, conclusive and binding upon the holders of Options, SARS and Stock Awards.

     (e) If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under subjection 4.2(e)(i) as determined by the

Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under subsection 4.2(e)(i); (B) if Options or other Awards have not already become exercisable under Section 5 hereof, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan (including Section 5 hereof) or his
individual  Option  or  SAR  agreement;   provided,   further,   that  any  such
cancellation pursuant to this Section 4.2(e) shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

     (f) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

     (g) Any adjustments pursuant to Section 4.2(e) shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

     (h) Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

     (i) The grant of any Award pursuant to this Plan shall not affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock. If any action described in the preceding sentence results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall only be entitled to the whole number of shares resulting from such adjustment.

     4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution


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

would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

     4.5 Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is


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

determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant shall sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.13 Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     4.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

     4.15 Forfeiture. Notwithstanding any other provision of this Plan, except as provided in Section 4.16 below, if the Committee finds by a majority vote that, with respect to a Participant who was an employee or consultant of the Company or a Subsidiary at any time that an Award hereunder is outstanding: (i) the Participant, before or after termination of his or her employment or consulting relationship with the Company or a Subsidiary (as used in this
Section 4, an "Employer") for any reason, (a) committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment or other engagement by Employer, and by such act damaged Employer, or (b) disclosed trade secrets of Employer; or (ii) the Participant, before or after termination of his employment or consulting relationship with Employer for any reason, participated, engaged or had a financial or other interest (whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise) in any commercial endeavor in the United States competitive with the business of Employer (a) in violation of the SYSCO Corporation Code of Business Conduct, as in effect on the date of such participation or other engagement, or
(b) in such a manner that would have violated the Code of Business Conduct had Participant been employed by Employer at the time of the activity in question, then any outstanding Awards which, in the case of Options or SARs, have not been exercised and, in the case of Awards other than Options or SARs, have not vested, will be forfeited. The decision of the Committee as to the nature of a Participant's conduct, the damage done to Employer and the extent of the Participant's competitive activity will be final. No decision of the Committee, however, will affect the finality of the discharge of the Participant by Employer in any manner.

     4.16 Termination of Employment Following Change in Control. In the event that the employment of a Participant who is an employee of the Company or a Subsidiary is terminated by the Company other than for Cause, as defined in
Section 8(d), during the 24-month period following a Change in Control, as defined in Section 8(e), all of such Participant's outstanding Options and SARs may thereafter be exercised by the Participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment, for
(x) a period of 24 months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is the shorter. The provisions of clause (ii) of Section 4.15 of the Plan shall not apply to any Participant who incurs a termination of employment pursuant to this Section 4.16, with respect to activity after such termination of employment.

                                    SECTION 5
                                CHANGE IN CONTROL

     Subject to the provisions of paragraph 4.2(d) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 8(e):

     (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

     (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

     (c) All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

                                    SECTION 6
                                    COMMITTEE

     6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are outside directors within the meaning of Code Section 162(m). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Unless otherwise determined by the Board, SYSCO's Compensation and Stock Option Committee shall be designated as the "Committee" hereunder.

     6.2 Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section
7) to cancel or suspend Awards.

     (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

     6.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers hereunder, including without limitation, the power to designate Participants hereunder and determine the amount, timing and terms of Awards hereunder, to any person or persons selected by it, including without limitation, any executive officer of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

     6.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                    SECTION 7
                            AMENDMENT AND TERMINATION

     (a) The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval:

     (i) any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

     (ii) any change in the class of persons eligible to receive ISOs under the Plan;

     (iii) any change in the requirements of Section 2.2 hereof regarding the Exercise Price;

     (iv) any repricing of any Option or SAR issued under the Plan by (A) lowering the exercise price of that Option or SAR or (B) canceling that Option or SAR and subsequently granting a new Option or SAR with a lower exercise price, or any other Award, to the extent that such cancellation, replacement or grant would fall within the definition of "repriced" contained in Item 402(i) of Regulation S-K promulgated under the Securities Act of 1933, such definition to be applied to grants to all persons, not only "named executive officers" as that term is defined in Item 402(a)(3) of Regulation S-K; or

     (v) any other amendment to the Plan that would require approval of the Company's shareholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to paragraph 4.2(d) shall not be subject to the foregoing limitations of this Section 7.

     (b) Options may not be granted under the Plan after the date of termination of the Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

                                    SECTION 8
                                  DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

     (a) Affiliated Company. The term "Affiliated Company" means any company controlled by, controlling or under common control with the Company.

     (b) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

     (c) Board. The term "Board" shall mean the Board of Directors of the Company.

     (d) Cause. The term "Cause" means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement, as defined below, to which the Participant is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant's employment duties or (C) willful and deliberate failure on the part of the Participant to perform the Participant's employment duties in any material respect. The Committee shall, unless otherwise provided in an Individual Agreement with a Participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

     (e) Change in Control. The term "Change in Control" shall mean:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");
provided, however, that, for purposes of this Section 8(e), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition by any corporation; pursuant to a transaction that complies with Sections 8(e)(iii)(A), 8(e)(iii)(B) and 8(e)(iii)(C);

     (ii) The occurrence of the following: Individuals who, as of ______, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to ______, 2003 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (f) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (g) Eligible Grantee. With respect to Awards other than ISOs, the term "Eligible Grantee" shall mean any employee, consultant or director of the Company or a Subsidiary. With respect to ISOs, the term "Eligible Grantee" shall mean any employee of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services.

     (h) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, then the "Fair Market Value" as of that date shall be the closing sale price of the Stock on that date on the New York Stock Exchange or if the date of determination is not a business day, on the first business day prior to the date of determination.

     (i) Individual Agreement. "Individual Agreement" means a written employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or a written Award grant agreement under the Plan.

     (j) Subsidiaries. The term "Subsidiary" means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

     (k) Stock. The term "Stock" shall mean shares of common stock of the Company.

                                    SECTION 9
                                  GOVERNING LAW

     This Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, except to the extent that the General Corporation Law of the State of Delaware shall be applicable.

                              [OUTSIDE BACK COVER]














[Recycled Paper Bug]                                                 SYSCO-PS-03

                       ELECTION TO OBTAIN FUTURE MATERIALS
                              OF SYSCO CORPORATION
                        ELECTRONICALLY INSTEAD OF BY MAIL

     SYSCO stockholders may elect to receive future materials through the Internet instead of by mail. SYSCO is offering this service to provide added convenience to its stockholders and to reduce printing and mailing costs.

     To take advantage of this option, stockholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the stockholder.

     To elect this option, go to www.econsent.com/syy. You will be asked to enter the nine-digit Account Number located in the second group of numbers appearing beneath the perforation line on the reverse side. Stockholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

     If you consent to receive the Company's future materials electronically, your consent will remain in effect unless it is withdrawn. You may withdraw your consent by contacting our Transfer Agent at 1-800-730-4001 or go to www.econsent.com/syy.

   You may access the SYSCO Corporation annual report and proxy statement at:

                                  www.sysco.com




                                      PROXY

                                SYSCO CORPORATION

                  Proxy for the Annual Meeting of Stockholders
                                November 7, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Richard J. Schnieders and Thomas E. Lankford, and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sysco Corporation to be held on Friday, November 7, 2003 at 10:00 a.m., at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, or any adjournment thereof.

     The undersigned acknowledges receipt of the notice of annual meeting and proxy statement, each dated September 26, 2003, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SYSCO CORPORATION
1390 Enclave Parkway
Houston, Texas 77077

                Your vote is important. Please vote immediately.

     VOTE BY INTERNET                           VOTE BY TELEPHONE

     Log on to the Internet and go to           Call toll free 1-877-PRX-VOTE
     http://www/eproxyvote.com/syy.             (1-877-779-8683)



  If you vote over the Internet or by telephone, please do not mail your card.
           Proxies voted by Telephone or Internet must be received by
                        11:59 P.M. EST - November 6, 2003

           Please Mark
    [X]    Votes As In
           This Example

The Board of Directors  recommends a vote "FOR" Proposals 1,           2. Approval of Amendment to Restated Certificate of
2 and 3.                                                               Incorporation.
                                                                       [  ] FOR    [  ] AGAINST     [  ]  ABSTAIN

1. Election of four directors in Class II
   NOMINEES:  (01) Jonathan  Golden,  (02) Joseph A. Hafner,           3.  Approval of the 2003 Stock Incentive Plan
   Jr., (03) Thomas E.Lankford and (04) Richard J. Schnieders          [  ] FOR    [  ] AGAINST     [  ]  ABSTAIN
   and
   Election of one director in Class III
   NOMINEE:  (01) John K. Stubblefield, Jr.

      FOR [  ]       WITHHELD [  ]                                     The Board of Directors  recommends a vote "AGAINST"  Proposal
      ALL            FROM ALL                                          4.
      NOMINEES       NOMINEES
                                                                       4.  Shareholder  Proposal  on  Genetically   Engineered  Food
      [   ]---------------------------------                           Products
      For all nominees except as noted above.                          [  ] FOR    [  ] AGAINST     [  ]  ABSTAIN


All proxies signed and returned will be voted in accordance with your instructions. Those with no choice indicated will be voted "FOR" Proposals 1, 2 and 3 and "AGAINST" Proposal 4, and in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement of the Annual Meeting.

                                        MARK HERE FOR ADDRESS [ ]
                                        CHANGE AND NOTE AT LEFT

Please sign, date and return promptly. No postage required if this proxy is returned in the enclosed envelope and mailed in the United States. Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signer is a corporation, please sign with the full corporation name by authorized officer or officers.


Signature:___________________________      Date:_______________________________

Signature:___________________________      Date:_______________________________


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